                       PROFIT SHARING EXCHANGE AGREEMENT


                 AGREEMENT dated October 25, 1995 between Manville Corporation, a Delaware corporation (the "Company"), and Manville Personal Injury Settlement Trust (the "Trust").

                 WHEREAS, the Trust was created pursuant to a Trust Agreement dated as of November 28, 1988 to which the Company is a party (as amended, the "Trust Agreement") to implement those provisions of the Second Amended and Restated Plan of Reorganization of the Company and certain affiliated corporations (the "Manville Plan") that relate to the settlement and payment of asbestos-related health claims against the Company and such affiliated corporations;

                 WHEREAS, in connection with the Manville Plan and the Trust Agreement, the Company and Manville entered into the Supplemental Agreement dated as of November 28, 1988, which was amended and restated on November 15, 1990 and further amended on August 25, 1993 and September 22, 1994 (as so amended and restated, the "Supplemental Agreement");

                 WHEREAS, the purposes of the Trust as set forth in the Trust Agreement include enhancing the Trust estate and using the assets in the Trust estate to deliver fair, adequate and equitable compensation to bona fide beneficiaries of the Trust;

                 WHEREAS, the Company is exploring various alternatives with respect to its investment in Riverwood International Corporation ("RIC"), which alternatives may include the disposition by the Company of all or a substantial portion of such investment; and

                 WHEREAS, in furtherance of the Trust's purposes and to further the long-term objectives of the Company, the Company and the Trust are willing, in connection with any such disposition, on the terms and subject to the conditions of this Agreement, to eliminate certain obligations and covenants of the Company contained in the Supplemental Agreement in exchange for the issuance to the Trust of a specified number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Company's payment, on the terms and subject to the conditions of this Agreement, of a dividend on the Common Stock of the net proceeds of any such disposition which remain after certain uses of such proceeds specified herein.
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                 NOW, THEREFORE, in consideration of the mutual covenants
herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Certain Terms Defined. The following terms used herein have the meanings ascribed to them in this Article I. The definitions of terms indicated below as having the meaning set forth in the Supplemental Agreement are incorporated by reference herein. The phrases "transactions contemplated by this Agreement," "transactions contemplated hereby" and "transactions contemplated hereby and thereby," as used in this Agreement, shall be understood not to refer to or include the Disposition.

                 "Board" means the Board of Directors of the Company.

                 "Class 6 Interest Debentures" shall have the meaning set forth in the Supplemental Agreement.

                 "Class 6 Interest Indenture" shall have the meaning set forth in the Supplemental Agreement.

                 "Closing" is defined in Section 4.01.

                 "Closing Date" is defined in Section 4.01.

                 "Common Stock" is defined in the recitals to this Agreement.

                 "Company" is defined in the heading of this Agreement.

                 "Conversion Shares" means the number of shares of Common Stock equal to the product of (A) the quotient of (i) the Fully Diluted Shares as of the Closing Date divided by (ii) 0.8 multiplied by (B) 0.2.

                 "Court" is defined in Section 4.02(c).

                 "Declaration Date" is defined in Section 3.03(b).

                 "Disposition" is defined in Section 3.03(a).

                 "Dividend" means the dividend on, or other payment with respect to, the outstanding shares of Common Stock of the Company on a pro rata basis in the full amount of the remaining balance of the Transfer Proceeds after deduction of the amounts applied





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in accordance with clauses (i) and (ii) of the first sentence of Section
3.03(a); it being understood that, for all purposes under this Agreement (including, without limitation, for purposes of determining whether or not the Company is obligated to declare or pay any dividend or other payment pursuant to Section 3.03 and whether or not the condition set forth in Section 4.03(e)(ii) has been satisfied) the term "Dividend" shall not mean a dividend or other payment of less than the full amount of such remaining balance.

                 "Final Order" shall have the meaning set forth in the Supplemental Agreement.

                 "Fiscal Year" shall have the meaning set forth in the Supplemental Agreement.

                 "Fully Diluted Shares" as of a given date means the number of issued and outstanding shares of Common Stock of the Company as of such date together with all shares of Common Stock issuable by the Company upon the exercise of all options, warrants, calls, rights, agreements, convertible or exchangeable securities or other commitments outstanding or in effect as of such date pursuant to which the Company is obligated, or would upon the satisfaction of certain conditions become obligated, to issue or sell shares of Common Stock or securities or rights entitling the holder thereof to acquire Common Stock.

                 "Governmental Agency" means any domestic, foreign, supranational, national, federal, state, regional or local government and any department, bureau, agency, authority, commission, board, court, tribunal, or other legislative, executive, judicial, regulatory or administrative body or instrumentality of any such government or any official empowered to act on behalf of any of the foregoing, or any arbitral tribunal acting within the proper scope of its jurisdiction.

                 "Government Proceeds" shall have the meaning set forth in the Supplemental Agreement.

                 "Independent" shall have the meaning set forth in the Supplemental Agreement.

                 "Manville Plan" is defined in the recitals to this Agreement.

                 "Non-Trust Directors" means the members of the Board (i) who are not Trustees or (ii) whose nomination for election as members of the Board has not been approved by the Trust pursuant to Section 4.02(j) of the Supplemental Agreement.

                 "Order" is defined in Section 4.02(c).





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                 "PD Supplemental Agreement" means the Amended and Restated
Property Damage Supplemental Agreement dated as of November 15, 1990 among the Company, the Trust and the PD Trust.

                 "PD Trust" means Manville Property Damage Settlement Trust.

                 "Permitted Date" is defined in Section 3.03(a).

                 "Person" means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof, including any Governmental Agency.

                 "Proceeds" is defined in Section 3.03(a).

                 "Profit Period" is defined in Section 3.02.

                 "Profits" shall have the meaning set forth in the Supplemental Agreement.

                 "Record Date" is defined in Section 3.03(b).

                 "RIC" is defined in the recitals to this Agreement.

                 "SCB" means the Selected Counsel for the Beneficiaries appointed pursuant to the Manville Plan.

                 "Second Amended and Restated Supplemental Agreement" is defined in Section 2.01.

                 "Series B Preference Stock" shall have the meaning set forth in the Supplemental Agreement.

                 "Supplemental Agreement" is defined in the recitals to this Agreement.

                 "Transfer Proceeds" is defined in Section 3.03(a).

                 "Trust" is defined in the heading of this Agreement.

                 "Trust Agreement" is defined in the recitals to this Agreement.

                 "Trust Agreement Amendment" is defined in Section 2.03.

                 "Trustees" shall have the meaning set forth in the Supplemental Agreement.





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                                   ARTICLE II

                    TERMINATION OF OBLIGATIONS AND COVENANTS

                 SECTION 2.01. Second Amended and Restated Supplemental Agreement. On the Closing Date, the parties shall enter into the Second Amended and Restated Supplemental Agreement substantially in the form attached as Exhibit A hereto (the "Second Amended and Restated Supplemental Agreement"), whereupon the Supplemental Agreement shall be amended and restated as set forth therein, effective as of the Closing Date, and shall thereafter continue in full force and effect as so amended.

                 SECTION 2.02. PD Supplemental Agreement. From and after the date hereof, upon the request of the Company, the Trust shall consent to the termination of the PD Supplemental Agreement or the amendment of the PD Supplemental Agreement in such manner as may be requested by the Company, provided that in the Trust's good faith judgment the terms and conditions of any such amendment or termination, or the consideration related thereto, would not, directly or indirectly, adversely affect the Trust (it being understood and agreed that the terms, conditions and consideration proposed jointly by the Company and the Trust to the PD Trust prior to the date hereof shall not be deemed to adversely affect the Trust for purposes of this Section 2.02 if the payment of such consideration is shared by the Company and the Trust in the proportions agreed by them prior to the date hereof).

                 SECTION 2.03. Trust Agreement Amendment. On the Declaration Date, immediately prior to the declaration of the Dividend, the parties shall enter into an amendment to the Trust Agreement in the form attached as Exhibit B hereto (the "Trust Agreement Amendment"), whereupon the Trust Agreement shall be amended as set forth therein, effective as of the date thereof, and shall thereafter continue in full force and effect as so amended (subject to the terms of the Trust Agreement Amendment); provided, however, that the obligation hereunder of each of the parties to enter in the Trust Agreement Amendment shall be subject to the satisfaction, or waiver by such party, of each of the conditions set forth in (i) Section 4.02(b) and Section 4.02(c) hereof, in the case of the Company, and (ii) Section 4.03(b) and Section 4.03(c) hereof, in the case of the Trust.


                                  ARTICLE III

                COMMON STOCK ISSUANCE AND PROFIT SHARING PAYMENT

                 SECTION 3.01. Issuance of Common Stock. On the Closing Date, the Company shall issue the Conversion Shares to the Trust, by delivering to the Trust one or more certificates (as requested by the Trust) representing the Conversion Shares





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duly registered in the name of the Trust, and the Company shall cause the transfer agent to record the Trust as sole holder of record of the Conversion Shares on and as of the Closing Date and shall provide the Trust with a certificate of the transfer agent with respect to such recordation (or other reasonably available written proof thereof) at the Closing. Prior to the Closing, the Company shall apply for and take all necessary steps to obtain the approval (to the extent required) of the listing of the Conversion Shares on any stock exchange on which the Common Stock is listed or traded.

                 SECTION 3.02. Profit Sharing Payment. The Company shall pay to the Trust an amount equal to 20% of the sum of Profits (or zero if Profits is a negative number) and Government Proceeds within 30 days following the last day of the month during which the Closing Date occurs, for the period beginning on the first day of the Fiscal Year in which the Closing Date occurs and ending on the day prior to the Closing Date. Such amount shall be determined in good faith by management of the Company based on the financial results of the Company and reasonable assumptions and estimates, in each case determined in a manner consistent with past practice for the determination of Profits for the Company's Fiscal Years under the Supplemental Agreement. When the Company makes the payment of Profits pursuant to this Section 3.02, it shall deliver to the Trust a certificate signed by the chief executive officer, the chief financial officer or the controller of the Company setting forth in reasonable detail the computation of such Profits and explaining any material assumptions or estimates used in such computation. If the Closing Date occurs on a day other than the first day of a month, Profits for the period from the first day of such month to the day prior to the Closing Date (the "Profit Period") shall be the product of (A) Profits for such month multiplied by (B) the quotient of
(i) the number of days in the Profit Period divided by (ii) the number of days in such month. Notwithstanding anything to the contrary contained in this Agreement or in the Second Amended and Restated Supplemental Agreement, the Company shall remain obligated to make the payment required by Section 2.03(a) of the Supplemental Agreement with respect to any Fiscal Year of the Company which ends prior to the Fiscal Year in which the Closing Date occurs and for which such payment has not been made as of the date of this Agreement. The parties agree that Profits shall be determined by not giving effect to any Disposition or the transactions contemplated by this Agreement, including, without limitation, any payment of Profits pursuant to this Section 3.02, the issuance of the Conversion Shares pursuant to Section 3.01, the Dividend or any accounting or tax effects relating to any of the foregoing.





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                 SECTION 3.03.  Use of Proceeds of Disposition.

                          (a)  If the Company, directly or indirectly, sells or
otherwise disposes of all or a substantial portion of its investment in RIC (a "Disposition"), regardless of the form of such disposition (including, without limitation, any sale or other disposition by RIC of all or substantially all of its assets), then within 60 days following receipt by the Company of the proceeds of such Disposition (the "Proceeds"), the Company shall apply the net Proceeds after payment of, or reasonable provision for, all out-of-pocket fees, expenses, taxes and other costs paid or incurred (including reasonable reserves for out-of-pocket fees, expenses, taxes and costs accrued but not paid at such time) reasonably related to the effectuation of such Disposition (the "Transfer Proceeds") as follows: (i) first, to repayment, prepayment or redemption of the Class 6 Interest Debentures to the extent that the Board, by vote of a majority of the Non-Trust Directors, determines that such repayment, prepayment or redemption would be in the best interests of the Company and authorizes and directs that such repayment, prepayment or redemption be made, (ii) second, to the extent of the balance of Transfer Proceeds after deduction of the amount applied in accordance with clause (i), to the repurchase or redemption of Series B Preference Stock to the extent that the Board, by vote of a majority of the Non-Trust Directors, determines that such repurchase or redemption would be in the best interests of the Company and authorizes and directs that such repurchase or redemption be made, and (iii) third, to the extent of the balance of Transfer Proceeds after deduction of the amount applied in accordance with clauses (i) and (ii), subject to the fourth sentence of Section 3.03(b) and the second sentence of Section 3.03(c), to the payment of the Dividend in the full amount of such remaining balance. The Company shall be deemed to have applied Transfer Proceeds in accordance with (x) clause (i) or clause (ii) of this
Section 3.03(a) in the event that the Company shall have within 60 days of a Disposition issued an irrevocable notice of redemption with respect to the Class 6 Interest Debentures or the Series B Preference Stock and shall have paid the redemption price therefor within 60 days of such notice relating to the Class 6 Interest Debentures or within 90 days of such notice relating to the Series B Preference Stock, and (y) clause (i) of this Section 3.03(a), in the event that there is no June 30 or December 31 (a "Permitted Date") that is at least 30 days, but not more than 60 days, following the receipt by the Company of the Proceeds, if the Board of Directors shall have authorized and directed within 60 days following a Disposition that such redemption be effected on the Permitted Date next following the thirty-first day following the receipt by the Company of the Proceeds and the Company shall have paid the redemption price therefor on such Permitted Date. In the event that the Company should fail to apply Transfer Proceeds in accordance with clause (i) or clause (ii) of this Section 3.03(a), any amount of Trans-





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
fer Proceeds reserved or deducted for such purpose from the amount of the Dividend shall promptly be declared and paid as a further dividend on, or other payment with respect to, the outstanding shares of Common Stock of the Company subject to the fourth sentence of Section 3.03(b) and the second sentence of
Section 3.03(c). The Company shall not, without the express prior written consent of the Trust, effect any Disposition pursuant to which the Company receives any consideration other than cash payable in full upon consummation thereof.

                          (b)  The Company shall, subject to the fourth
sentence of this Section 3.03(b), declare the Dividend within 46 days following the Company's receipt of the Proceeds (the date of such declaration being referred to herein as the "Declaration Date"). On the Declaration Date, the Company shall deliver to the Trust written notice of the declaration of the Dividend and shall make a public announcement in accordance with applicable law, regulations and the rules of any securities exchange on which the Common Stock is then listed or traded, stating that the Dividend has been declared and announcing the Record Date and the payment date with respect to the Dividend. The record date for determining stockholders entitled to receive the Dividend (the "Record Date") shall be not less than five days following receipt by the Trust of written notice of the declaration but in no event more than 10 days following the Declaration Date (or such greater minimum number of days following the Declaration Date as may then be required pursuant to applicable laws and regulations and the rules of any stock exchange on which the Common Stock is listed or traded). Notwithstanding anything in this Agreement to the contrary, the Company's obligation to declare the Dividend shall be subject to the satisfaction, or the waiver by the Company, of each of the following conditions precedent at the time of the declaration of the Dividend:

                                  (i)  the Company shall have received with
                 respect to the Dividend all necessary licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Agencies (if any) becoming necessary after the date hereof, on terms reasonably acceptable to the Company;

                                  (ii)  the Company shall have received an
                 opinion of counsel substantially to the effect that the declaration and payment of the Dividend are lawful under the Delaware General Corporation Law, which opinion shall be in form and substance reasonably satisfactory to the Board;

                                  (iii)  the Company shall be solvent and have
                 reasonably adequate capital under applicable law and if requested by the Board, shall have received an opinion from American Appraisal Associates, pursuant to the





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                 engagement letter dated August 16, 1995 and executed by the
                 Company on August 22, 1995, which opinion shall be reasonably satisfactory to the Board.

                                  (iv)  no suit, action or other proceeding by
                 any Governmental Agency shall be pending before any tribunal of competent authority which challenges the validity or legality of the Dividend that has a reasonable likelihood of success as determined by Independent counsel selected by the Company and the Trust;

                                  (v)  there shall not be any effective
                 injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the payment of the Dividend not be made or imposing any conditions on the payment unless the consequences to the Company of failing to comply with such injunction, writ, preliminary restraining order or other order or for being subject to such conditions would not subject the Company to substantial cost or liability and would not subject any employee, officer, director or agent of the Company to any civil or criminal liability (for purposes hereof, "substantial" shall mean actual or probable cost, liability or penalty (including any prepayment penalties) in excess of $250,000 or any obligations to prepay principal in excess of $20,000,000);

                                  (vi)  the Order shall be in full force and
                 effect;

                                  (vii)  the Trust Agreement Amendment shall
                 have been executed and delivered, and shall be in full force and effect; and

                                  (viii)  all conditions to the Closing set
                 forth in Sections 4.02 and 4.03 (other than Section 4.03(e)(ii)) shall have been satisfied, or shall have been waived by the party entitled to waive such conditions; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Company shall not have the power to waive the condition precedent set forth in this paragraph (viii) without the express prior written consent of the Trust.

                          (c)  The Company shall, following the occurrence of
the Declaration Date and subject to the immediately following sentence, pay the Dividend within 4 business days after the Record Date and no later than 60 days following the receipt by the Company of the Proceeds. Notwithstanding Section 3.03(a) or the first sentence of this Section 3.03(c), the Company's obligation hereunder to pay the Dividend shall be subject to the satis-





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faction, or the waiver by the Company, of the condition precedent set forth in
Section 3.03(b)(v) at the time of payment of the Dividend; it being understood that the foregoing shall not affect any rights (other than under this Agreement) that the Trust may have in its capacity as a stockholder of Manville with respect to the Dividend.

                          (d)  At least 5 days prior to any date on which the
Company expects the Board to vote on the declaration of the Dividend, the Company shall deliver to the Trust a certificate signed by the chief executive officer, chief financial officer or controller of the Company setting forth in reasonable detail the computation of (x) the amount of Transfer Proceeds, (y) the amount applied (or, if intended to be so applied after the date of such certificate, expected to be applied) in accordance with Sections 3.03(a)(i) and
(ii) and (z) the remainder of (x) minus (y), certifying that, to the best of such person's knowledge, the computations are true and accurate in all material respects and made in accordance with Section 3.03(a).

                          (e)  The Trust hereby consents to the application of
Transfer Proceeds as provided in Sections 3.03(a)(i) and (ii) (subject to approval of the Board, by vote of a majority of the Non-Trust Directors, as set forth in Section 3.03(a)) and will evidence such consent in such appropriate instruments as may be reasonably requested by the Company.

                 SECTION 3.04. Computations. In the event the Trust takes exception to the computation by the Company of any amount under this Agreement, the procedures set forth in Section 4.03 of the Supplemental Agreement (which are incorporated herein by reference, mutatis mutandis) shall be followed in resolving any dispute relating to the computation of such amount.


                                   ARTICLE IV

                                    CLOSING

                 SECTION 4.01. Closing. In the event that there is a Disposition, then the transactions contemplated by Sections 2.01, 3.01 and 3.02 shall be consummated (the "Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 A.M., on a date selected by mutual agreement of the parties (the "Closing Date"), following the Declaration Date, which date shall be at least one business day before the Record Date and no earlier than the third business day following receipt by the Trust of written notice of the declaration of the Dividend.





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                 SECTION 4.02.  Conditions Precedent to the Obligations of the
Company. The obligations of the Company to consummate the transactions contemplated by Sections 2.01, 3.01 and 3.02 are subject to the satisfaction, or waiver by the Company, of each of the following conditions:

                          (a)  the representations and warranties of the Trust
contained in this Agreement are true and correct in all material respects as of the date when made and as of the Closing Date and all agreements contained in this Agreement to be performed by the Trust prior to or on the Closing Date shall have been performed in all material respects;

                          (b)  the SCB shall have given their concurrence to
this Agreement, the Second Amended and Restated Supplemental Agreement and the Trust Agreement Amendment, and the transactions contemplated hereby and thereby, in a form reasonably acceptable to the Company;

                          (c)  the issuance of an order of the United States
Bankruptcy Court for the Southern District of New York (the "Court") granting the application of the Trustees to approve the Trust's execution and performance of this Agreement and the Second Amended and Restated Supplemental Agreement and the transactions contemplated hereby and thereby and the Trustees' execution and performance of the Trust Agreement Amendment and the transactions contemplated thereby, after notice to all beneficiaries of the Trust (by notice to the appropriate class and subclass representatives' counsel), the legal representative for the future asbestos health claimants, the SCB, and any additional persons who appeared in Findley v. Falise (the "Order"), in a form reasonably acceptable to the Company, which Order shall be in full force and effect but may be subject to appeal or discretionary review by another court; provided, however, that if upon its review of objections raised to the issuance of the Order, the Company believes in good faith after consultation with the Trust that, as a condition to the Company's obligations referred to above in this Section 4.02 (or in Section 2.03 or 3.03(b), as the case may be), the Order should be a Final Order, then for purposes of this condition the Company may require that the Order be a Final Order;

                          (d)  the approval of this Agreement and the
transactions contemplated by this Agreement by the common stockholders of the Company and the approval (to the extent required) of the listing of the Conversion Shares on any stock exchange on which the Common Stock is listed or traded;

                          (e)  (i)  the Company shall have received all
necessary licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Agencies (if any) becoming necessary after the date hereof, on terms reasonably





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acceptable to the Company, and (ii) there shall not be any effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby unless the consequences to the Company of failing to comply with such injunction, writ, preliminary restraining order or other order or for being subject to such conditions would not subject the Company to substantial cost or liability and would not subject any employee, officer, director or agent of the Company to any civil or criminal liability ("substantial" being as defined in Section 3.03(b)(v)); and

                          (f)  receipt by the Company of a certificate signed
as of the Closing Date by an authorized executive officer of the Trust certifying as to the satisfaction of paragraph (a) above.

                 SECTION 4.03. Conditions Precedent to the Obligations of the Trust. The obligations of the Trust to consummate the transactions contemplated by Sections 2.01, 3.01 and 3.02 are subject to the satisfaction, or waiver by the Trust, of each of the following conditions:

                          (a)  the representations and warranties of the
Company contained in this Agreement are true and correct in all material respects as of the date when made and as of the Closing Date and all agreements contained in this Agreement to be performed by the Company prior to or on the Closing Date shall have been performed in all material respects;

                          (b)  the SCB shall have given their concurrence to
this Agreement, the Second Amended and Restated Supplemental Agreement and the Trust Agreement Amendment, and the transactions contemplated hereby and thereby, in a form reasonably acceptable to the Trust;

                          (c)  the Order shall have been issued in a form
reasonably acceptable to the Trust, which Order shall be in full force and effect but may be subject to appeal or discretionary review by another court; provided, however, that if upon its review of objections raised to the issuance of the Order, the Trust believes in good faith after consultation with the Company that, as a condition to the Trust's obligations referred to above in this Section 4.03 (or in Section 2.03, as the case may be), the Order should be a Final Order, then for purposes of this condition the Trust may require that the Order be a Final Order;

                          (d)  (i)  the Trust shall have received all necessary
licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Agencies (if any) becoming necessary after the date hereof, on terms reasonably acceptable to the Trust and (ii) there shall not be any effective





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
injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby unless the consequences to the Trust of failing to comply with such injunction, writ, preliminary restraining order or other order or for being subject to such conditions would not subject the Trust to substantial cost or liability and would not subject any employee, trustee or agent of the Trust to any civil or criminal liability ("substantial" being as defined in Section 3.03(b)(v));

                          (e)  (i) receipt by the Company of the Proceeds of
a Disposition and (ii) the declaration of the Dividend;

                          (f)  the approval (to the extent required) of the
listing of the Conversion Shares on any stock exchange on which the Common Stock is listed or traded; and

                          (g)  receipt by the Trust of a certificate signed as
of the Closing Date (i) by an authorized executive officer of the Company certifying as to the satisfaction of paragraph (a) above and (ii) by the chief executive officer, chief financial officer or controller of the Company certifying the number of Fully Diluted Shares on the Closing Date, together with a schedule, in form similar to Exhibit C hereto, detailing such computation.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 5.01. Representations and Warranties of the Company. The Company represents and warrants to the Trust as of the date of this Agreement and as of the Closing Date that:

                          (a)  The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware.

                          (b)  This Agreement has been duly authorized,
executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except to the extent that such enforceability is limited by bankruptcy, insolvency, moratorium or similar laws relating to the enforcement of creditors' rights generally and by the availability of equitable remedies of general applicability.

                          (c)  Neither the execution and delivery by the
Company of this Agreement, the consummation by the Company of the transactions contemplated by it nor compliance by the Company





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with its terms and conditions, will (A) conflict with or result in a breach of, or constitute a default under, or require any consent or waiver under, any of the terms, obligations, covenants, conditions or provisions of (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Company is a party or by which it may be bound or (ii) the certificate of incorporation or by-laws of the Company or (B) conflict with or result in a breach of any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Agency; except for the approval of the Company's common stockholders as provided in Section 4.02(d), consents that may be required in connection with the redemption by the Company of its outstanding Class 6 Interest Debentures or Series B Preference Stock and, in the case of
(A)(i) or (B) for any such conflict, breach or default, that would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                          (d)  Upon the issuance of the Conversion Shares on
the Closing Date, the Conversion Shares shall be duly authorized, validly issued, fully paid and nonassessable.

                          (e)  As of the date hereof, the number of Fully
Diluted Shares is 130,402,483, as described in Exhibit C hereto.

                 SECTION 5.02.  Representations and Warranties of the Trust.

                          (a)  The Trust has been duly organized and is validly
existing as a trust under the laws of the State of New York.

                          (b)  This Agreement has been duly authorized,
executed and delivered by the Trust and constitutes a valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms except to the extent that such enforceability is limited by bankruptcy, insolvency, moratorium or similar laws relating to the enforcement of creditors' rights generally and by the availability of equitable remedies of general applicability.

                          (c)  Neither the execution and delivery by the Trust
of this Agreement, the consummation by the Trust of the transactions contemplated by it nor compliance by the Trust with its terms and conditions, will (A) conflict with or result in a breach of, or constitute a default under, or require any consent or waiver under, any of the terms, obligations, covenants, conditions or provisions of (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Trust is a party or by which it may be bound or (ii) the Trust Agreement or (B) conflict with or result in a breach of any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Agency; except, for the concurrence of the SCB as provided in Sections 4.02(b) and 4.03(b), the issuance and effectiveness of the Order in respect of the Trust's execution, delivery and performance of the Trust Agreement Amendment, and in the case of (A)(i) or (B) for any such conflict, breach or default that would not, individually or in the aggregate, have a material adverse effect on the Trust.



                                   ARTICLE VI

                                 MISCELLANEOUS

                 SECTION 6.01.  Best Efforts by the Trust.

                          (a)  The Trust shall use its reasonable best efforts
to obtain as soon as reasonably possible after the date hereof (i) all consents necessary for it to perform the terms of this Agreement, the Second Amended and Restated Supplemental Agreement and the Trust Agreement Amendment, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the concurrence of the SCB as provided in Sections 4.02(b) and 4.03(b) and (ii) the Order. At any meeting of stockholders called to consider approval of this Agreement and the transactions contemplated by this Agreement, the Trust shall vote all of its shares of Common Stock in favor of such approval; it being understood that nothing contained in this Agreement shall constitute or be deemed to constitute a consent, approval or waiver by the Trust, or an agreement by the Trust to consent, approve or grant any waiver, with respect to any Disposition or other transaction relating to RIC or the Company's investment in RIC.

                          (b)  The Trust will not voluntarily take any action
that would reasonably be expected to cause a termination of the Trust other than pursuant to Section 6.02(a)(i) or Section 6.02(a)(iv) of the Trust Agreement.

                          (c)  The Trust shall cooperate in all reasonable
respects with the Company to obtain as soon as reasonably possible the termination or amendment of the PD Supplemental Agreement on such terms and conditions, and for such consideration, as to which the Trust shall have consented pursuant to Section 2.02.

                 SECTION 6.02. Best Efforts by the Company. The Company shall use its reasonable best efforts to obtain as soon as reasonably possible after the date hereof all consents necessary for it to perform the terms of this Agreement, the Second Amended and Restated Supplemental Agreement and the Trust Agree-ment Amendment, and to consummate the transactions contemplated hereby and thereby, including, without limitation, to obtain requisite stockholder approval of this Agreement and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company agrees after the date hereof, to (i) prepare, file and distribute appropriate proxy solicitation material with respect to such stockholder approval, in compliance with applicable securities laws and regulations and the rules of any stock exchange on which the Common Stock is listed or traded, (ii) call a special meeting of its common stockholders for the purpose of voting upon such approval, (iii) use efforts consistent with past practice to solicit proxies from its common stockholders other than the Trust, and (iv) to the extent consistent with the exercise by the Board of its fiduciary duties under applicable law, recommend in its proxy solicitation material that stockholders vote in favor of such approval.

                 SECTION 6.03. Termination. If the Closing Date shall not have occurred on or prior to the later of (A) January 31, 1997, or (B) the first anniversary of the date on which the Company receives the Proceeds of a Disposition if such Disposition shall have been consummated on or prior to January 31, 1997, then either party shall have the right to terminate this Agreement by giving written notice of termination to the other party hereto.
If the Order is denied by the Court upon the Trust's application therefor in accordance with Section 4.02(c), or if, on or prior to the Closing Date, the Order is vacated, reversed, modified or amended, in whole or in part, so as to eliminate or materially limit the Court's approval of the Trust's execution and performance of this Agreement, the Second Amended and Restated Supplemental Agreement, the Trust Agreement Amendment or the transactions contemplated hereby or thereby, either party shall have the right to terminate this Agreement, by giving written notice of termination to the other party. No termination of this Agreement pursuant to this Section 6.03 shall in any way relieve either party of liability for any willful breach of any of the provisions of this Agreement prior to termination hereof.

                 SECTION 6.04. Amendments; Waivers. This Agreement may be modified, supplemented or amended at any time and from time to time only by a writing signed by each party hereto. Any waiver or consent granted in respect of any term or condition of this Agreement shall be effective only if given in a writing signed by the party giving same and expressly stating that it is a waiver or consent, and any such waiver or consent shall constitute a waiver or consent only of the specific provision(s) and for the specific purpose(s) set forth therein.

                 SECTION 6.05. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given:

if to the Trust, to:

         Manville Personal Injury Settlement Trust
         8260 Willow Oaks Corporate Drive, Suite 600
         P.O. Box 10415
         Fairfax, Virginia  22031
         Fax:  (703) 205-6249
         Attention:  David T. Austern, Esq.

with a copy to:

         Donovan Leisure Newton & Irvine
         30 Rockefeller Plaza
         New York, New York  10112
         Fax:  (212) 632-3321
         Attention:  Andrew J. Trubin, Esq.

if to the Company, to:

         Manville Corporation
         717 17th Street
         Denver, Colorado  80202
         Fax:  (303) 978-4842
         Attention:  Richard B. Von Wald, Esq.

with copies to:

         Skadden, Arps, Slate, Meagher & Flom
         919 Third Avenue
         New York, New York  10022
         Fax:  (212) 735-2001
         Attention:  Franklin M. Gittes, Esq.

and

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Fax:  (212) 450-4800
         Attention:  Stephen H. Case, Esq.

and

         Kaye, Scholer, Fierman, Hays & Handler
         425 Park Avenue
         New York, New York  10022
         Fax:  (212) 836-8689
         Attention:  Herbert S. Edelman, Esq.

                 SECTION 6.06. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement together with its exhibits constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

                 SECTION 6.07. Severability. Should any provision in this Agreement be determined to be invalid or unenforceable in any jurisdiction, such determination shall in no way limit or affect the validity or enforceability and operative effect of any of the provisions of this Agreement in any other jurisdiction.

                 SECTION 6.08. Headings. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

                 SECTION 6.09. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that neither the Company nor the Trust may assign or otherwise transfer any of its rights or delegate obligations under this Agreement.

                 SECTION 6.10.  Survival of Representations and Warranties.
The representations and warranties of the parties contained in this Agreement shall survive the Closing Date for a period of 18 months from the Closing Date.

                 SECTION 6.11. Expenses. All costs and expenses incurred in connection with this Agreement, including without limitation all brokers' fees, investment banking fees and legal fees, shall be paid by the party incurring such cost or expense. Nothing contained in this Section 6.11 shall be construed as creating an obligation of the Company or the Trust to indemnify any Person.

                 SECTION 6.12. Specific Performance. Each of the Company and the Trust agrees that the other party would be irreparably damaged if for any reason the Company or the Trust, as the case may be, failed to perform its obligations under this Agreement and that such other party would not have an adequate remedy at law for money damages in such event. Accordingly, the Company and the Trust each agrees that the other party shall, to the maximum extent permitted, be entitled to specific performance and injunctive and other relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that the Company or the Trust may have against the other party for any failure of such other party to perform its obligations hereunder.

                 SECTION 6.13. Third Parties. This Agreement constitutes an agreement solely between the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any Person other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third-party beneficiary under or by reason of this Agreement.

                 SECTION 6.14.  Governing Law; Submission to Jurisdiction.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law principles applied in such jurisdiction. The Company and the Trust hereby submit to the nonexclusive jurisdiction of the United States Bankruptcy Court for the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Trust irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        MANVILLE CORPORATION


                                        By /s/ RICHARD B. VON WALD
                                           ------------------------------------
                                           Name:  Richard V. Von Wald
                                           Title: Senior Vice President
                                                  General Counsel & Secretary


                                        MANVILLE PERSONAL INJURY
                                          SETTLEMENT TRUST


                                        By /s/ ROBERT A FALISE
                                           ------------------------------------
                                           Name:  Robert A. Falise
                                           Title: Chairman and Managing
                                                  Trustee

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

                                                                       EXHIBIT A
                                                               TO PROFIT SHARING
                                                              EXCHANGE AGREEMENT



================================================================================



                                    FORM OF

                            MANVILLE PERSONAL INJURY
                                SETTLEMENT TRUST



                          SECOND AMENDED AND RESTATED
                             SUPPLEMENTAL AGREEMENT





                                   __________

                          DATED AS OF ______ __, 199__

                                   __________





================================================================================

                          SECOND AMENDED AND RESTATED
                             SUPPLEMENTAL AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
                                                        ARTICLE I

                                                       DEFINITIONS

                                                        ARTICLE II

                                                         PAYMENTS
         2.01.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.02.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.03.  Certain Payment Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.04.  Reimbursement Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.05.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                       ARTICLE III

                                                          STOCK
         3.01.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.02.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.03.  Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.04.  Registration Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                        ARTICLE IV

                                                    GENERAL COVENANTS
         4.01.  Covenants of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.02.  Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.03.  Computation Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                        ARTICLE V

                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         5.01.  Organization, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.02.  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                        ARTICLE VI

                                                      MISCELLANEOUS
         6.01.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.02.  Amendments; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

                                                                                                                     PAGE
                                                                                                                     ----
         6.03.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.04.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.05.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.06.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.07.  Entire Agreement; No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.08.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.09.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.10.  Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.11.  Survival of Representations, Warranties, Covenants and Agreements . . . . . . . . . . . . . . . . . .  27
         6.12.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.13.  Agreements of the Company and the Trust with Respect to Certain Liens . . . . . . . . . . . . . . . .  27
         6.14.  Automatic Waivers under the PD Supplemental Agreement . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.15.  Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

                          SECOND AMENDED AND RESTATED
                             SUPPLEMENTAL AGREEMENT

                 Agreement dated as of _______ __, 199_ between Manville Personal Injury Settlement Trust (the "Trust") and Manville Corporation (the "Company").

                 WHEREAS, the Company and the Trust have heretofore entered into the Supplemental Agreement dated November 28, 1988, which was amended and restated as of November 15, 1990 and further amended on August 25, 1993 and September 22, 1994 (as so amended and restated, the "Supplemental Agreement");

                 WHEREAS, the Company and the Trust are parties to a Profit Sharing Exchange Agreement, which, inter alia, contemplates the execution of this Second Amended and Restated Supplemental Agreement; and

                 WHEREAS, pursuant to Section 6.02 of the Supplemental Agreement the Company and the Trust are empowered to modify, supplement or amend the Supplemental Agreement (other than Section 6.13 thereof).

                 NOW, THEREFORE, the parties hereto agree to amend and restate the Supplemental Agreement in its entirety as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 Unless the context requires otherwise, all capitalized terms not otherwise defined herein have the meanings assigned to them in Exhibit A hereto. Terms defined in Exhibit A hereto are not intended to change any of the definitions used in the Plan. All references to the Supplement Agreement hereinafter made or made in any other document or instrument shall refer to the Supplemental Agreement as amended and restated hereby.

                                   ARTICLE II

                                    PAYMENTS

                 2.01.  [Reserved]

                 2.02.  [Reserved]

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT


                 2.03.  Certain Payment Obligations.

                 (a)  [Reserved]

                 (b)  The Company shall pay to the Trust for each Fiscal
Year from and including the Fiscal Year in which this Agreement enters into effect so long as the Trust exists, on or before April 30 of the next Fiscal Year, an amount equal to the Insurance Indemnification Amount for such Fiscal Year, provided that the payment under this Section 2.03 with respect to any Fiscal Year shall not exceed an amount equal to 30% of Profits for such Fiscal Year.

                 2.04. Reimbursement Obligations. (a) The Trust shall indemnify the Company in respect of all costs, expenses, losses and damages (including, except as limited by Paragraph (c) below, fees and expenses of counsel and other litigation and settlement costs) when and as incurred by the Company in connection with any Trust Claim or Indemnification Liability asserted against the Company, provided that the Company shall use its best efforts to cause such Trust Claim or Indemnification Liability to be redirected against the Trust, as contemplated by and in accordance with the Plan and the Trust Agreement.

                 (b) The Company shall indemnify the Trust in respect of all costs, expenses, losses and damages (including, except as limited by Paragraph
(c) below, fees and expenses of counsel and other litigation and settlement costs) when and as incurred by the Trust in connection with any obligations or liabilities of the Debtors not assumed by the Trust pursuant to the Trust Agreement, any obligations or liabilities imposed upon the Company by the terms of the Plan, any income taxes imposed upon the Trust at any time, or any challenge to the Plan.

                 (c)  Each party indemnified under the provisions of this
Section 2.04, upon receipt of written notice of any claim or the service of summons or other initial legal process upon it in any action instituted against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in this Section 2.04, shall promptly give written notice of such claim, or the commencement of such action, or threat thereof, to the party from whom indemnity shall be sought hereunder. Such indemnifying party shall be entitled at its own expense to participate in the defense of such claim or action, or, if it shall elect, to assume such defense, in which event (i) such

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

defense shall be conducted by counsel chosen by such indemnifying party, which counsel shall be satisfactory to the indemnified party against whom such claim is asserted or who is the defendant in such action, and (ii) such indemnified party may retain additional counsel provided that such indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party shall elect not to assume the defense of such claim or action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by it, and shall be bound by the results obtained by the indemnified party; provided that no such claim or action shall be settled without the written consent of the indemnifying party.

                 2.05.  [Reserved]

                                  ARTICLE III

                                     STOCK

                 3.01.  [Reserved]

                 3.02.  [Reserved]

                 3.03.  Right of First Refusal.

                 (a) Sales Other than by Tender Offer. Prior to any sale by the Trust (other than pursuant to a Tender Offer or pursuant to an underwritten public offering) of any shares of Manville Common Stock to a Person or "group" (as defined in Rule 13d-5(b) under the Exchange Act) which, to the knowledge of the Trust, owns, or will own as a result of such purchase, of record or beneficially, more than 15% of the shares of Manville Common Stock then outstanding, the Trust shall give the Company (or its designee(s)) the opportunity to purchase such shares in the following manner:

                          (i) The Trust shall give written notice (the "Offering Notice") to the Company of such proposed sale, specifying the number of shares proposed to be sold, the price per share, the identity of the purchaser and the form of the transaction.

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

                          (ii) The Company shall have the right, exercisable by written notice (the "Offering Exercise Notice") to the Trust given within 30 Business Days after the date the Offering Notice is given, to purchase (or to cause its designee(s) to purchase) all, but not less than all, of the shares specified in such Offering Notice for cash at the price set forth therein.

                          (iii) The price per share to be paid by the Company (or its designee(s)) (the "Purchase Price") in a purchase pursuant to an Offering Exercise Notice shall be the third party buyer's price, or shall be determined in the manner the third party buyer's price was to be determined.

                          (iv) Upon delivery of the Offering Exercise Notice (and notwithstanding any designation by the Company of a third person as purchaser), the Company shall be legally obligated to consummate the purchase contemplated thereby, and shall be liable in damages to the Trust if the purchase is not consummated for any reason other than the fault of the Trust. The closing of the purchase of the shares of Manville Common Stock pursuant to an Offering Exercise Notice shall take place on a date designated by the Company, which date shall not be later than seven Business Days after the date the Offering Exercise Notice is given. At such closing, an aggregate amount equal to the Purchase Price times the number of shares proposed to be sold shall be paid by the Company to the Trust and the certificate or certificates representing such shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer good and marketable title to such shares, shall be delivered by the Trust to the Company (or its designee(s)).

                          (v) If the Company does not timely give the Offering Exercise Notice hereunder, the shares as to which the Offering Notice was given may be sold in the transaction described in such Offering Notice within 30 days after the expiration of the Company's right to give the Offering Exercise Notice.

                 (b) Tender Offers. The Trust may tender shares of Manville Common Stock into any Tender Offer provided that the Trust shall not tender shares of Manville Common Stock prior to the date by which the Company is required to take a position with

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

respect to the Tender Offer pursuant to Rule 14e-2 under the Exchange Act (or any successor provision), and provided, further, that prior to any tender of shares by the Trust pursuant to any Tender Offer which the Company has opposed in a Schedule 14D-9 filed with the Commission and in which, to the knowledge of the Trust, the offeror, together with any "group" (as defined in Rule 13d-5(b) under the Exchange Act) of which such offeror is a member, owns, or would own if the offeror purchased the maximum number of shares sought pursuant to the Tender Offer, of record or beneficially, more than 15% of the shares of Manville Common Stock then outstanding, the Trust shall give the Company (or its designee(s)) the opportunity to purchase such shares in the following manner:

                          (i) Prior to tendering any shares of Manville Common Stock pursuant to any such Tender Offer, the Trust shall give written notice (the "Tender Notice") to the Company of its intention to tender, specifying the number of shares proposed to be tendered (the "Tendered Shares"). A Tender Notice shall be deemed to relate to any Tender Offer outstanding at the time such Tender Notice is given, provided that a Tender Notice shall not be deemed to relate to a Tender Offer outstanding at the time the Tender Notice is given if (x) the Tender Notice was given less than five Business Days prior to the then scheduled expiration of such Tender Offer and (y) such scheduled expiration was not subsequently changed to a time more than five Business Days after the time when the Tender Notice was given. A Tender Notice shall also be deemed to relate to any Tender Offer not outstanding at the time such Tender Notice is given if such Tender Offer is outstanding at any time prior to the Cutoff Time (as hereinafter defined) of any other Tender Offer to which the Tender Notice relates. The "Cutoff Time" for any Tender Offer shall mean the earlier of (x) two Business Days prior to the earliest expiration of such Tender Offer (the term "expiration" as used herein shall not be deemed to include termination by the offeror prior to the scheduled expiration) and (y) two Business Days prior to the end of any proration period relating to such Tender Offer (provided that this Clause (y) shall only apply if the Tender Notice was given at least five Business Days prior to the end of such proration period). If, after giving a Tender Notice, the Trust determines not to tender into any Tender Offer to which the Tender Notice relates (which the Trust may do at any time prior to receipt of a Tender Exer-

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
                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

         cise Notice, as hereinafter contemplated), the Trust shall promptly advise the Company thereof by giving written notice rescinding such Tender Notice.

                          (ii) The Company shall have the right, exercisable by written notice to the Trust (the "Tender Exercise Notice") actually received by the Trust prior to the earliest Cutoff Time of any Tender Offer to which the Tender Notice relates (the "Tender Exercise Deadline"), to purchase (or to cause its designee(s) to purchase) all, but not less than all, of the Tendered Shares specified in such Tender Notice, for cash, at the Purchase Price (as hereinafter defined with respect to this Section 3.03(b)). No extension of the expiration date or proration period under any Tender Offer, which extension occurs subsequent to the Tender Exercise Deadline, shall be deemed to reinstate or extend beyond the Tender Exercise Deadline the Company's right to give a valid Tender Exercise Notice under this Section 3.03(b). The "Purchase Price" as used in this Section 3.03(b) shall mean the highest price per share of Manville Common Stock paid or payable (or if no price was paid or payable, the highest price per share offered) at any time by any offeror pursuant to any Tender Offer to which the Tender Notice relates.

                          (iii) Upon delivery of the Tender Exercise Notice (and notwithstanding any designation by the Company of a third party as purchaser), the Company shall be legally obligated to consummate the purchase contemplated thereby and shall be liable in damages to the Trust if for any reason the purchase is not consummated. An aggregate amount equal to the Purchase Price times the number of Tendered Shares shall be paid by the Company to the Trust not more than ten Business Days after the earlier of the date on which (x) all Tender Offers to which the Tender Notice relates have expired or been terminated without any shares of Manville Common Stock being purchased thereunder and (y) shares of Manville Common Stock are first purchased by any offeror pursuant to a Tender Offer to which the Tender Notice relates. The certificate or certificates representing the Tendered Shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer good and marketable title to such Tendered Shares, shall promptly be delivered by the Trust to the Company (or its de-

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
                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

         signee(s)) upon the Trust's receipt of such payment. If any Tender Offer to which the Tender Notice relates remains outstanding at the date such payment is to be made by the Company to the Trust, the amount of such payment shall be calculated as though each such outstanding Tender Offer would expire without any increase in the price being offered thereunder. If at any time shares of Manville Common Stock are purchased by any offeror pursuant to any Tender Offer to which the Tender Notice relates at a price per share which exceeds the per share amount previously paid by the Company to the Trust with respect to Tendered Shares, the Company shall pay to the Trust within three Business Days after such higher price is paid or becomes payable an amount in cash equal to the product of the number of Tendered Shares times such excess.

                          (iv) If the Company does not give a Tender Exercise Notice prior to the Tender Exercise Deadline, the Tendered Shares may be sold to any offeror pursuant to any Tender Offer to which the Tender Notice relates, provided that if such Tendered Shares are not tendered pursuant to any such Tender Offer, the Company shall again have a right of first refusal under the terms of this Section 3.03(b) with respect to any shares of Manville Common Stock subsequently proposed to be tendered by the Trust pursuant to any other Tender Offer.

                 (c) Purchase Price. For purposes of this Section 3.03, if the consideration paid or offered by any third party consists of all cash, the price paid or offered for purposes of determining the Purchase Price shall be the amount of the cash paid or offered. If the consideration paid or offered by any third party consists in whole or in part of property (including debt instruments) other than cash, the price paid or offered for purposes of determining the Purchase Price shall be the amount of cash paid or offered, if any, plus the value of the property other than cash. If the Trust has a choice between cash and property other than cash, the price paid or offered for purposes of determining the Purchase Price shall be the higher of the cash or the value of such property. The value of any property other than cash will be determined as promptly as practicable by agreement between a nationally recognized investment banker selected by the Company and a nationally recognized investment banker selected by the Trust (or if such investment bankers have not agreed upon a value for such property within three Business

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
                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

Days after appointment, by a third nationally recognized investment banker selected by the investment bankers for the Trust and the Company, or if such investment bankers cannot agree on a third investment banker, by an investment banker selected by the President of the Securities Industry Association). If either the Trust or the Company fails to appoint an investment banker within two Business Days after the other's request, the investment banker appointed by the other shall make the determinations contemplated by this Section 3.03(c) in its sole professional judgment. The value of any securities shall be the fair market value of such securities determined on a fully distributed basis, and the value of any property other than cash that does not consist of securities shall be the fair market value of such property. In the event a determination of the value of property other than cash under this Section 3.03(c), is required, the payment provided for in Section 3.03(a) or (b) shall initially be made with respect to any cash that had been offered to the Trust and any property to the extent to which its value has been agreed upon. Any additional payment due to the Trust on account of property other than cash for which a value determination is required hereunder shall be made immediately following, and in accordance with, such value determination.

                 3.04.  Registration Rights.

                 (a) Shelf Registration. Whenever, from time to time, the Trust shall so request in writing and to the extent permitted by law, the Company shall use its best efforts to register all shares of Manville Common Stock held by the Trust (or a portion of such shares, if so requested by the Trust) under Rule 415 under the Securities Act (or an equivalent or successor provision) (a "Shelf Registration") and shall keep such registration in effect at all times that the Trust holds any shares of Manville Common Stock or until the Trust notifies the Company in writing that the registration no longer need remain effective. If either the Trust or the Company deems it necessary to obtain a determination from the appropriate regulatory authorities that a Shelf Registration is permitted by law, the Company shall use its best efforts, in cooperation with the Trust, to obtain such a determination.

                 (b) Registration Upon Request. If at any time a Shelf Registration is not in effect with respect to all shares of Manville Common Stock issued directly to the Trust by Manville and held at such time by the Trust, and the Trust shall request

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

in writing that the Company effect the registration under the Securities Act of any shares of Manville Common Stock held by it (which request shall specify the aggregate number of shares intended to be offered and sold by the Trust, shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking by the Trust to cooperate with the Company in order to permit the Company to comply with all applicable requirements of the Securities Act and the rules and regulations thereunder and to obtain acceleration of the effective date of the registration statement), the Company shall, as expeditiously as possible, use its best efforts to effect the registration of the shares which the Trust has requested it to register on an appropriate form under the Securities Act and to keep such registration in effect for a period of nine months or for such lesser period as shall be required to complete the distribution of all the shares covered thereby. The registration rights contemplated by this Section 3.04(b) may be exercised from time to time in the discretion of the Trust with respect to all or any part of the shares of Manville Common Stock that the Trust is permitted under this Agreement to sell at any such time, provided that the Company shall have no obligation to file a registration statement in any January or earlier than two months after the date on which any other registration statement filed pursuant to Sections 3.04(a) or
(b) of this Agreement ceases to be in effect.

                 (c) Registration Procedures. At any time that the Company is obligated to use its best efforts to effect the registration under the Securities Act of any shares of Manville Common Stock held by the Trust pursuant to Sections 3.04(a) or (b), the Company shall, as expeditiously as possible:

                          (i)  prepare and file with the Commission a
         registration statement on the appropriate form with respect to such shares and use its best efforts to cause such registration statement to become effective;

                          (ii) before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the Trust and its counsel (and to any Person designated by the Trust or such counsel) copies of all documents proposed to be filed with the Commission, which documents will be subject to the review and comment of the Trust and such counsel, and, if requested by such counsel, to the insertion of material that, in the judgment of such counsel, should be

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

         included (subject, however, to the reasonable approval of counsel to the Company);

                          (iii) take such action (including filing with the Commission amendments and supplements to the registration statement and the prospectus used in connection therewith) as may be necessary to keep such registration statement effective for the period of time required under Section 3.04(a) or (b);

                          (iv) furnish to the Trust and each underwriter of the shares being sold such number of copies of (w) such registration statement (including all exhibits thereto), (x) each amendment and supplement thereto (in each case including all exhibits thereto), (y) the prospectus included in such registration statement (including each preliminary prospectus) and (z) such other documents, as the Trust and each such underwriter may reasonably request in order to facilitate the distribution of such shares;

                          (v) promptly deliver to the Trust, each managing underwriter of the shares, and their respective counsel copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission with respect to any such registration statement;

                          (vi) furnish, at the request of the Trust, on each date that such shares are delivered to underwriters for sale pursuant to such registration statement or, if such shares are not being sold through underwriters, on each date the registration statement with respect to such shares becomes effective (or, if the shares are registered pursuant to a Shelf Registration, on the date such Shelf Registration becomes effective and on each date a post-effective amendment of such Shelf Registration becomes effective) (x) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Trust, substantially to the effect that (A) the registration statement, related prospectus, and each amendment or supplement thereto (including documents incorporated by reference therein), complied, when declared effective with respect to registration statements and otherwise when filed, as to form in all material respects with the requirements of the Securities Act or the

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

         Exchange Act, as the case may be, and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to the financial statements and other financial data contained therein), (B) such counsel believes that the registration statement (and any amendment thereto or document incorporated by reference therein), at the time such registration statement became effective (or in the case of an amendment or document incorporated by reference, at the time it was filed), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that the prospectus as amended or supplemented, if applicable (including documents incorporated by reference therein), on the date of such opinion, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no belief as to the financial statements and other financial data contained in the registration statement or the prospectus), (C) all of the shares of Manville Common Stock then outstanding have been duly authorized, validly issued and are fully paid and nonassessable, and (D) such other legal matters with respect to the registration statement and the Company as the underwriters, if any, or the Trust may reasonably request and (y) a letter, dated such date, from the Independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Trust, stating that they are "independent" certified public accountants within the meaning of the Securities Act and that the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto (including, in each case, documents incorporated by reference therein), comply as to form in all material respects with the applicable accounting requirements of the Securities Act; such letter from the accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration statement that is of the type ordinarily included in accountants' "comfort letters" to underwriters as the underwriters, if any, or the Trust may reasonably request;

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

                          (vii) use its best efforts to register or qualify the shares covered by such registration statement under the securities or blue sky laws of such jurisdictions in the United States as the Trust shall reasonably request, considering the nature and size of the offering, and do any and all other acts and things which may be necessary or desirable to enable the Trust and any underwriter of such shares to consummate the public sale or other disposition in each such jurisdiction of such shares, provided that in connection therewith the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify to do business in any jurisdiction where it is not then qualified;

                          (viii) notify the Trust and any underwriter of such shares, at any time when a prospectus relating to such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                          (ix) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other customary actions as the Trust or the underwriters of such shares reasonably request in order to expedite or facilitate the disposition of the shares;

                          (x) make available, upon reasonable notice and during business hours, for inspection by the Trust, any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by the Trust or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company and its officers,

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

         directors and employees to supply all information reasonably requested by any such Inspector, in connection with such registration statement; provided that none of such Records shall be photocopied by the Inspectors and any such inspection shall be conducted in a manner that does not unreasonably interfere with the normal business operations of the Company. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to the Inspectors and only may be reviewed by counsel for the Trust and for any underwriter;

                          (xi) notify the Trust of any stop order issued or, to the knowledge of the Company, threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                          (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and

                          (xiii) if the Trust has requested registration of shares pursuant to Section 3.04(b), notify the PD Trust that the Trust has requested a registration of shares of Manville Common Stock pursuant to this Agreement and give the PD Trust an opportunity to participate in such registration.

                 The Company may request that the Trust furnish to the Company information regarding the Trust and the disposition of the Trust's shares, and the Trust agrees to furnish such information to the Company and any other information as the Company may reasonably request.

                 The Trust agrees that, upon receipt of any notice from the Company of any event of the kind described in Paragraph (viii) of this Section 3.04(c), the Trust will forthwith discontinue distribution of shares of Manville Common Stock pursuant to the registration statement covering such shares until the Trust's receipt of the copies of the supplemented or amended prospectus contemplated by such Paragraph. If the Company shall give any such notice, the period stated in Section 3.04(b) during which the Company must keep a registration statement in effect, if applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

pursuant to Paragraph (viii) of this Section 3.04(c) to and including the date when the Trust shall have received the copies of the supplemented or amended prospectus contemplated by Paragraph (viii) of this Section 3.04(c).

                 If any such registration statement refers to the Trust by name or otherwise as the holder of any shares of Manville Common Stock, then the Trust shall have the right to require the insertion therein of language, in form and substance satisfactory to the Trust and the Company, to the effect that the holding by the Trust of such shares is not to be construed as a recommendation by the Trust or any of the Trustees of the investment quality of the shares covered thereby and that such holding does not imply that the Trust will assist in meeting any future financial requirements of the Company.

                 (d) Registration Expenses. The Company agrees to pay all costs and expenses in connection with any registration pursuant to this Section
3.04 (whether or not any such registration shall become effective), including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the shares), printing and duplicating expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained for the Company in connection with such registration and fees and expenses of other Persons retained by the Company; provided that costs and expenses to be paid by the Company shall not include fees and expenses of counsel retained by the Trust and other out-of-pocket expenses of the Trust (and any persons retained by the Trust to act as Inspectors) incurred in connection with any registration and any underwriting discounts or commissions attributable to the sale of the Trust's shares of Manville Common Stock.

                 (e)  Indemnification.

                      (i) In each case of a registration of shares of Manville Common Stock under the Securities Act pursuant to this
         Section 3.04, the Company will indemnify and hold harm-

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

         less the Trust, each Trustee, each officer of the Trust, each underwriter for the Trust (as defined in the Securities Act) and each other Person, if any, who controls the Trust or any such underwriter within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages and liabilities (including the fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding), caused by an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such shares of Manville Common Stock were registered under the Securities Act and/or under the securities or blue sky laws of any jurisdictions in the United States, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto (including, in each case, documents incorporated by reference therein), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the Company shall not be liable to indemnify a party seeking indemnification insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the party seeking indemnification and furnished to the Company in writing by such party expressly for use therein; provided that the foregoing indemnification with respect to a preliminary prospectus as then amended or supplemented shall not inure to the benefit of any underwriter (or to the benefit of any Person controlling such underwriter) from whom the Person asserting any such losses, claims, damages or liabilities purchased shares of Manville Common Stock if a copy of the final prospectus as then amended or supplemented had not been sent or given to such Person at or prior to written confirmation of the sale of such shares to such Person and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus as then amended or supplemented.

                      (ii) In each case of a registration of shares of Manville Common Stock under the Securities Act pursuant to this
         Section 3.04, the Trust will indemnify and hold harmless the Company, its directors, its officers who sign the registration statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

         Exchange Act, to the same extent as the foregoing indemnity from the Company to the Trust, but only with reference to information relating to the Trust and furnished to the Company in writing by the Trust expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto. The Trust will use best efforts to cause any underwriters of shares of Manville Common Stock to be sold by the Trust to indemnify the Company on the same terms as the Trust agrees to indemnify the Company, but only with reference to information relating to such underwriters.

                      (iii)  In case any proceeding (including any
         governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 3.04, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed to the retention of such counsel at its expense or (y) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm qualified in such jurisdiction to act as counsel for all such Indemnified Parties, except that, if the Company is the Indemnifying Party, it shall be responsible for up to two such firms, one for the Trust (and all of its affiliated Indemnified Parties) and one for all of the underwriters as a group (and all of their affiliated Indemnified Parties). Such firm shall be approved as satisfactory in writing by the Trust in the case of parties indemnified pursuant to Paragraph (i) of

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

         Section 3.04(e) and by the Company in the case of parties indemnified pursuant to Paragraph (ii) of Section 3.04(e). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final, nonappealable judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                      (iv) The indemnification of any underwriter pursuant to Paragraphs (i) and (ii) of Section 3.04(e) shall be on such other terms and conditions as are at the time customary and reasonably required by underwriters in public offerings, including providing for contribution in the event indemnification provided in this Section
         3.04 is unavailable or insufficient.


                                   ARTICLE IV

                               GENERAL COVENANTS

                 4.01.  Covenants of the Trust.

                 (a)  [Reserved]

                 (b) The Trust shall provide to the Company, as and when available, the reports prepared pursuant to Section 3.02(d) of the Trust Agreement and the budgets and projections prepared pursuant to Section 3.02(e) of the Trust Agreement.

                 (c) The Trust shall provide all information to, and otherwise fully cooperate with, the Company, to the extent necessary to permit the Company to timely file such income tax and other returns or statements as required to comply with applicable provisions of the Internal Revenue Code and of any state law and the regulations promulgated thereunder and shall provide to the Company all other information reasonably requested by the Company to enable it to prepare and file any reports or other documents required by any governmental agency.

                 (d) The Company has the right to inspect the accounts of the Trust and to discuss the affairs, finances and accounts of the Trust with, and to be advised as to the same by, the Trustees

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

and the officers of the Trust, all at such reasonable times and intervals as the Company may desire and at the expense of the Company.

                 4.02.  Covenants of the Company.

                 (a)  [Reserved]

                 (b)  [Reserved]

                 (c) Maintenance of Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any right or franchise if its board of directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Trust.

                 (d)  [Reserved]

                 (e) To Keep Books; Reports to the Trust. The Company and its Subsidiaries at all times will keep on a consolidated basis true and complete books of record and account, in accordance with generally accepted accounting principles, and will furnish to the Trust:

                      (i)   [Reserved]

                      (ii)  [Reserved]

                      (iii) [Reserved]

                      (iv)  [Reserved]

                      (v)  within 100 days after the end of each Fiscal
Year and within 55 days after the end of the first, second and third quarterly periods of each Fiscal Year, a certificate of any two responsible officers (for purposes of this Agreement, a "responsible officer" shall mean any of the chief executive officer, the chief financial officer, the general counsel, the Treasurer, the Controller and the Vice-President Corporate Finance of the Company who is knowledgeable as to the matters

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

subject to certification) and (x) stating, to the best of such officers' knowledge after reasonable inquiry, that the Company has observed or performed all its covenants and other agreements under Sections 2.03, 2.04 and 4.02, and that the representations and warranties contained in Article V are true in all material respects, or if in their opinion the Company has failed in any such respect and the Company has not previously disclosed such failure in writing to the Trust, specifying the nature and status of all such failures and (y) stating that, to the best of such officers' knowledge after reasonable inquiry, no Default or Event of Default exists under the Second Bond or the Other Agreements or if in their opinion a Default or Event of Default exists, specifying the nature and status thereof; and

                      (vi)  [Reserved]

                      (vii) promptly, such other information as the Trust may, from time to time, reasonably request.

                 (f) Inspection. The Trust has the right, except as to trade secrets and similar confidential information, to visit and inspect any of the properties of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Trust may desire, and the Company will use its best efforts to make such right available to the Trust with respect to any Affiliate of the Company. All out-of-pocket expenses of the Trust incurred in connection with the foregoing shall be borne by the Trust.

                 (g)  [Reserved]

                 (h)  [Reserved]

                 (i)  [Reserved]

                 (j) Trust Directors. Management's nominees for any election of the directors of the Company will include two nominees approved by the Trust and the Company shall use its best efforts, consistent with its efforts on behalf of its other nominees, to have such nominees elected.

                 (k)  [Reserved]

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

                 (l)  [Reserved]

                 (m)  [Reserved]

                 (n) Confidentiality. The Company shall retain in strict confidence all information supplied to it by the Trust pursuant to Section 4.01, except to the extent that (i) the Company is compelled to disclose such information as a result of court order, subpoena or similar legal duress or, in the opinion of counsel to the Company, is otherwise required to disclose such information to any governmental department, agency, authority, commission or other body, it being understood that the Company shall consult with the Trust upon receiving such an order or subpoena or in connection with obtaining such an opinion as part of its good faith determination as to whether disclosure is required, (ii) any such information is or becomes generally available to the public other than as a result of a disclosure by the Company or its Subsidiaries or any of their employees, representatives or agents or (iii) any such information is obtained or developed by the employees, representatives or agents of the Company or any of its Subsidiaries independently of, and without reference to or use of, information supplied by the Trust pursuant to Section 4.01.

                 (o)  [Reserved]

                 (p)  [Reserved]

                 (q) Amendment of Class 6 Indenture. The Company shall not enter into any amendments to the Class 6 Indenture or the Class 6 Interest Indenture or any supplemental Class 6 Indentures or Class 6 Interest Indentures if such amendment or supplemental indenture would impair any of the rights of the Trust under this Agreement, the Second Bond or the Other Agreements.

                 (r) Certain Transactions Restricted. So long as the Trust shall own more than 20% of the then issued and outstanding shares of Manville Common Stock, the Company shall not, without the prior written consent of the
Trust:

                 (i)  enter into any joint venture or similar arrangement,

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

                 (ii) sell, issue or otherwise dispose of less than all of the stock or of any other securities of any Subsidiary, or

                 (iii) amend the articles of incorporation or by-laws of any Subsidiary,

if any such action, arrangement or any document relating to any of the above, contains provisions which would (A) impair or otherwise limit the right of the Trust or any transferee of the Trust to vote its shares of Manville Common Stock or (B) impose any penalty on the Company or, as a stockholder of the Company, on the Trust or any transferee of the Trust, upon a change in control of the Company.

                 (s) Limitation on Liens. Until the date on which the Second Bond is paid, prepaid or repurchased in full, at which time the provisions of this Section 4.02(s) shall automatically cease to have any force or effect, the Company shall not secure, and shall not permit any of its Subsidiaries to secure, the Class 6 Interest Debentures by any mortgage, pledge, charge, lien, security interest or other encumbrance upon any of the present or future revenues or assets of the Company or its Subsidiaries without at the same time equally and ratably securing the Second Bond so as to rank pari passu with the Class 6 Interest Debentures.

                 (t) Adjusted Consolidated Tangible Net Worth. Until the date on which the Second Bond is paid, prepaid or repurchased in full, the Company's Adjusted Consolidated Tangible Net Worth (as defined below) at the end of each quarterly fiscal period of each Fiscal Year shall not be less than $150,000,000. "Adjusted Consolidated Tangible Net Worth" of the Company, at the end of a quarterly fiscal period of a Fiscal Year, means total stockholders' equity of the Company and its consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts (net of applicable deferred taxes relating to such amounts) attributable to unamortized deferred charges, unamortized debt discount and expense, goodwill, patents, trademarks, service marks, trade names, copyrights, franchises, licenses and similar rights, organization, reorganization or developmental expenses, increases in the book value of any assets of the Company and its consolidated Subsidiaries as a result of any revaluation of such assets (other than any such increases result-

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

ing from regular periodic revaluations required under generally accepted accounting principles) and other intangible items; it being understood that (x) deferred net tax assets to the extent determined in accordance with generally accepted accounting principles and included in the Company's consolidated financial statements for such quarterly fiscal period, shall not be deducted in determining Adjusted Consolidated Tangible Net Worth and (y) assets relating to the Company's pension plans shall be deducted, net of applicable deferred taxes relating to such assets, in determining Adjusted Consolidated Tangible Net Worth.

                 4.03. Computation Dispute Resolution. The Company's computations of Adjusted Consolidated Tangible Net Worth made pursuant to
Section 4.02(t) shall be deemed to be accepted by the Trust and shall be conclusive for the purposes of this Agreement and the Second Bond unless the Trust, within 20 Business Days after the date on which the computation in question was delivered to the Trust and the work sheets and other documents prepared in connection therewith made available for inspection by or delivered to the Trust, shall have delivered a written notice to the Company stating each and every item to which it takes exception as not being computed in accordance herewith or as having computation errors, specifying in detail the nature and extent of any such exception. In the event that the Trust gives written notice within such period of any such exception to a computation made pursuant to
Section 4.02(t), then the Company and the Trust, or the Company's accountants and the Trust's accountants, respectively, shall attempt to resolve all differences on a mutually acceptable basis. To the extent that such differences are not so resolved within ten Business Days after the delivery of the written exceptions to the disputed computation, the questions giving rise to such differences shall be submitted as soon as practicable (and, in any event, not later than 20 Business Days thereafter) to any nationally recognized firm of Independent certified public accountants acceptable to both the Company and the Trust (the "Accountants") for final determination. The Company and the Trust each shall pay one-half of any fees charged by the Accountants in connection with any such determination. Any agreement by the Company and the Trust or by the Company's accountants and the Trust's accountants, or any determination by the Accountants as to the proper resolution of any item shall be conclusive and binding upon the Company and the Trust for the purposes hereof; and the computation of Adjusted Consolidated Tangible Net Worth referred to in Section 4.02(t) as so reconciled shall be deemed to be the computation made pursuant to

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

Section 4.02(t) for all purposes of this Agreement, the Second Bond, the Plan and any Schedule, Annex or Exhibit to any of the foregoing. Payments due under this Agreement, the Second Bond and the Other Agreements shall be made on the dates required herein and therein to the extent mandated by those portions of the computations which are undisputed on such payment dates. Additional payments which are mandated by the binding computations reached after dispute resolution pursuant to this Section 4.03 shall be made promptly following such dispute resolution, with interest on such additional payments from the required payment date to the actual payment date at a rate of 10% per annum.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 5.01. Organization, Etc. The Company represents and warrants that it and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and (b) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted. The Company further represents and warrants that it has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement.

                 5.02. Authorization. The Company represents and warrants that (a) it has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, this Agreement and
(b) this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company in accordance with its terms.


                                   ARTICLE VI

                                 MISCELLANEOUS

                 6.01. Termination. This Agreement shall terminate and the provisions hereof be of no further force and effect as of the Termination Date; provided that this Agreement may be terminated

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

at any time, and the provisions hereof be thereupon of no further force and effect, if the Company and the Trust so agree in writing.

                 6.02. Amendments; Waiver. This Agreement, other than Section 6.13, may be modified, supplemented or amended, or the provisions hereof waived, at any time and from time to time in writing signed by each party hereto. If either party hereto shall request an amendment of the definition of "Fiscal Year" as it applies to such party, the other party hereto shall agree thereto, provided that if the definition of "Fiscal Year" is so amended, corresponding amendments shall be made to this Agreement, the Second Bond and any other agreements between the Trust and the Company so that payments from the Company to the Trust hereunder and under the Second Bond and such other agreements (as so amended) shall be substantially the same as those provided for in this Agreement, the Second Bond and such other agreements as originally executed and delivered.

                 6.03. Severability. Should any provision in this Agreement be determined to be invalid or unenforceable in any jurisdiction, such determination shall in no way limit or affect the validity or enforceability and operative effect of any other provisions of this Agreement or affect the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

                 6.04. Notices. Any notices or other communications required or permitted in connection with this Agreement shall be in writing and delivered at the addresses designated below, or sent by telex or telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other in compliance with the terms hereof.

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

To the Trust:                           with a copy to:

  Manville Personal Injury                Donovan Leisure Newton &
    Settlement Trust                        Irvine
  8260 Willow Oaks Corporate Drive        30 Rockefeller Plaza
  Suite 600                               New York, New York  10112
  P.O. Box 10415                          Fax: (212) 632-3315
  Fairfax, VA  22031                      Attention: ANDREW J. TRUBIN
  Fax: (703)  205-6249
  Attention:  DAVID T. AUSTERN

To the Company:                         with a copy to:

  Manville Corporation                    Davis Polk & Wardwell
  717 17th Street                         450 Lexington Avenue
  Denver, Colorado  80202                 New York, New York  10017
  Fax: (303) 978-4842                     Fax: (212) 450-4800
  Attention:  RICHARD B. VON WALD         Attention: STEPHEN H. CASE

and                                     and

  Kaye, Scholer, Fierman,                 Skadden, Arps, Slate,
    Hays & Handler                          Meagher & Flom
  425 Park Avenue                         919 Third Avenue
  New York, New York  10022               New York, New York  10022
  Fax:  (212) 836-8689                    Fax:  (212) 735-2001
  Attention:  HERBERT S. EDELMAN          Attention: FRANKLIN M. GITTES

and

  Sullivan & Cromwell
  125 Broad Street
  New York, New York  10004
  Fax:  (212) 558-3588
  Attention:  WILLIAM E. WILLIS

in each case, with a copy to:

  Fried, Frank, Harris,
    Shriver & Jacobson
  1 New York Plaza
  New York, New York  10004
  Fax:  (212) 747-1526
  Attention:  LEON SILVERMAN

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT



                 All such notices and communications shall be effective when delivered at the designated addresses or when the telex or telecopy communication is received at the designated addresses and confirmed by the recipient by return telex or telecopy in conformity with the provisions hereof.

                 6.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

                 6.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Trust nor the Company may assign or otherwise transfer any of its rights or obligations under this Agreement except, in the case of the Trust, as contemplated by
Section 6.02 of the Trust Agreement.

                 6.07. Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Agreement, the Second Bond, and the Other Agreements is contained herein and therein, and this Agreement, the Second Bond, and the Other Agreements supersede any other prior oral or written agreements concerning the subject matter hereof and thereof. No failure or delay to exercise any right, power or privilege hereunder or thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein and therein provided are cumulative and not exclusive of rights under law or in equity.

                 6.08. Headings. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

                 6.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 6.10. Third Parties. This Agreement constitutes an agreement solely between the parties hereto, and, except as

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

provided in Section 3.04(e) and Section 6.13. is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any person other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement.

                 6.11. Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements made in this Agreement or in certificates delivered pursuant hereto shall be deemed to have been relied upon by the party to whom made, notwithstanding any investigations heretofore or hereafter made by such party or on such party's behalf. Unless clearly worded otherwise, all such representations, warranties, covenants and agreements shall continue in full force and effect so long as this Agreement is in effect.

                 6.12.  [Reserved]

                 6.13. Agreements of the Company and the Trust with Respect to Certain Liens. For the express benefit of the holders of the Class 6 Notes, the indenture trustee for the Class 6 Notes, the Class 6 Interest Debentures, the indenture trustee for the Class 6 Interest Debentures and the Designated Debt, the Company agrees that it will not grant, and the Trust agrees that it will not accept, receive or hold any mortgage, pledge, charge, lien, security interest or other encumbrance securing the Designated Debt to be received by the Trust under the Plan if any instrument governing or relating to any of the Designated Debt, the Class 6 Notes or the Class 6 Interest Debentures (i) prohibits the granting of the same to secure such Designated Debt or (ii)(A) requires the same to equally and ratably secure any of the Designated Debt, the Class 6 Notes or the Class 6 Interest Debentures and (B) such requirements for equal and ratable securing are not complied with. The Company and the Trust hereby acknowledge that the indenture trustee for the Class 6 Notes, the indenture trustee for the Class 6 Interest Debentures, any holder of any Class 6 Notes, Class 6 Interest Debenture or any Designated Debt shall have standing and power to enforce this Section 6.13.

                 6.14. Automatic Waivers under the PD Supplemental Agreement. To the extent the Trust has the exclusive right under Section 6.02 of the PD Supplemental Agreement to waive compliance by the Company and its Subsidiaries with any of the covenants set forth in Article IV of the PD Supplemental Agreement, the Trust hereby irrevocably waives such compliance to the extent the

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

Company's covenants thereunder are different than the Company's covenants under
Article IV hereof.

                 6.15. Effective Date. The amendment and restatement of the Supplemental Agreement pursuant to this Agreement shall be effective as of the date first above written, and from and after said date the Supplemental Agreement shall continue in full force and effect as amended and restated hereby.

                              SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT


                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                        MANVILLE CORPORATION


                                        By: /s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                        MANVILLE PERSONAL INJURY
                                          SETTLEMENT TRUST


                                        By: /s/
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                        GLOSSARY

                                  EXHIBIT A TO
                          SECOND AMENDED AND RESTATED
                             SUPPLEMENTAL AGREEMENT


                           GLOSSARY OF DEFINED TERMS*


         Adjusted Consolidated Net Earnings for any Fiscal Year means Consolidated Net Earnings of the Company computed without giving effect to any accretion of, or dividend payment on, the Series B Preference Stock and before giving effect to any payments made pursuant to Section 2.03 of the Supplemental Agreement, in each case whether or not in accordance with generally accepted accounting principles.

         Affiliate of a Person means (i) a Subsidiary of such Person, (ii) a Person which owns, either alone or with or through one or more Affiliates, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such Person and (iii) a Subsidiary of any Affiliate of such Person; provided that neither the Trust nor the PD Trust shall be deemed an Affiliate of any of the Debtors.

         Aggregate Value of the PD Trust Estate as of any date, shall be equal to the sum, on such date, of (i) all cash then held in the PD Trust Estate,
(ii) all Cash Settlement Proceeds payable to the PD Trust with respect to all Settlement Agreements then in effect, (iii) the amount specified in clause
(iv)(y) of the definition of Aggregate Value of the Trust Estate, (iv) the excess of (x) the aggregate value of the PD Insurance Coverage equal to the maximum amount of Non-Cash Settlement Proceeds available with respect thereto (less any portion thereof already utilized) to pay Property Claims and PD Trust Expenses as determined by a Settlement Agreement or by Final Order, or, if there is no Settlement Agreement or Final Order with respect to such PD Insurance Coverage, to the amount of Non-Cash Settlement Proceeds estimated by agreement of the PD Trustees and the Chief Financial Officer of the Company to be collectible from the insurer with respect to such PD Insurance Coverage to pay Property Claims under such Policy in respect of Property Claims and PD Trust Expenses, over (y) any amount, which would be payable to the Trust pursuant to Section 2.06(e) of the PD Supplemental Agreement with respect to such PD Insurance Coverage, as so valued, (v) the aggregate Market Value of





____________________

* Unless the context requires otherwise, all capitalized terms used within these definitions have the meanings assigned to them elsewhere in this Glossary.

                                                                        GLOSSARY



any securities then held by the PD Trust and (vi) the fair market value, as determined by the PD Trustees on any reasonable basis, of all other assets then held by the PD Trust (which assets shall not be deemed to include the Second Bond or amounts payable under the PD Supplemental Agreement). In valuing Cash Settlement Proceeds and Non-Cash Settlement Proceeds under Clauses (ii) and
(iv) above, no value shall be assigned to any amount that is or may be payable by an insurance company whose rating at the time of valuation by Best's Insurance Reports is lower that "A" for any reason, unless such payment is secured by an irrevocable letter of credit or comparable security arrangement acceptable to the PD Trust.

         Aggregate Value of the Trust Estate as of any date shall be equal to the sum, on such date, of (i) all cash then held in the Trust Estate, (ii) all Cash Settlement Proceeds payable to the Trust with respect to all Settlement Agreements then in effect, (iii) the amount specified in clause (iv)(y) of the definition of Aggregate Value of the PD Trust Estate, (iv) the excess of (x) the aggregate value of Insurance Coverage equal to the maximum amount of Non-Cash Settlement Proceeds available with respect thereto (less any portion thereof already utilized) to pay Trust Claims and Trust Expenses, as determined by a Settlement Agreement or by Final Order, or if there is no Settlement Agreement or Final Order with respect to such Insurance Coverage, to the amount of Non-Cash Settlement Proceeds estimated by agreement of the Trustees and the Chief Financial Officer of the Company to be collectible from the insurer with respect to such Insurance Coverage to pay Trust Claims and Trust Expenses, over
(y) any amount which would be payable to the PD Trust pursuant to Section 2.06(d) of the PD Supplemental Agreement with respect to such Insurance Coverage, as so valued, (v) the aggregate Market Value of any securities then held by the Trust and (vi) the fair market value, as determined by the Trustees on any reasonable basis, of all other assets then held by the Trust (which assets shall not be deemed to include the Second Bond or amounts payable under the Supplemental Agreement). In valuing Cash Settlement Proceeds and Non-Cash Settlement Proceeds under Clauses (ii) and (iv) above, no value shall be assigned to any amount that is or may be payable by an insurance company whose rating at time of valuation by Best's Insurance Reports is lower than "A" for any reason, unless such payment is secured by an irrevocable letter of credit or comparable security arrangement acceptable to the Trust. The Aggregate Value of the Trust Estate shall include the value of any assets held in escrow pursuant to Section 3.05 of the PD Supplemental Agreement.

                                                                        GLOSSARY



         AH Claims means (a) all Claims (under any theory of law, equity or admiralty) for death, personal injuries or personal damages (whether physical, emotional or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos (alone or as contained in asbestos-containing products) and arising or allegedly arising, directly or indirectly, from acts or omissions prior to the Confirmation Date of one or more of the Debtors or the Canadian Companies including, without limitation, all Claims for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages and (b) all warranty, guarantee, indemnification or contribution liabilities or obligations of any of the Debtors or Canadian Companies to any other Person to the extent that such warranties, guarantees, indemnifications or contribution responsibilities cover claims against such other Person that would, if such claims had been made directly against any of the Debtors or Canadian Companies, constitute AH Claims under Clause (a) above.

         With respect to Claims for compensatory damages only, the substantive law applicable to the settlement or trial of AH Claims against the Claims Resolution Facility shall be the law which would have been applicable but for the pendency of the Cases. In determining the applicable law, it will be assumed that the action against the Claims Resolution Facility was (1) filed or commenced (if not actually filed or commenced against any of the Debtors) at the same time as an action by the Beneficiary asserting a claim that would have been an AH Claim if asserted against any of the Debtors was filed against any other Person and (2) tried or settled at the same time as the Beneficiary's action was tried or settled (if actually tried or settled) with substantially all defendants thereto, so that the law applicable will be the same as the law applicable to the action against such other defendants. If the claim is against any of the Debtors (or the Claims Resolution Facility) alone, it will be assumed that the action against the Claims Resolution Facility was filed or commenced (if not actually filed or commenced against any of the Debtors) at the earliest time when the cause of action accrued and would have been reached for trial when a similar action in the same venue on the same calendar would have been reached for trial. All claims actually filed or commenced against any of the Debtors shall be deemed to have been filed or commenced on such actual date of filing or commencement. Notwithstanding and supplementing the foregoing, the Beneficiary shall have the benefit of any revival statute enacted in any jurisdiction where venue is proper which has the effect of removing or tolling the bar or extending the period of the statute of limitations, irrespective of whether the statute is deemed substantive or procedural.

                                                                        GLOSSARY




         Allowed means:

         A. With respect to a Claim or that portion of a Claim that is liquidated as to amount on the Consummation Date, a Claim or such a portion of a Claim (1) that has been timely filed with the Clerk of the Court or such other party as the Court may direct (or may have directed) and which has not been objected to or which is listed by the Debtors as not contingent, unliquidated or disputed in the Schedules, in each case within such time as may be prescribed by the Bankruptcy Rules promulgated by the Supreme Court of the United States which became effective on August 1, 1983, as heretofore or hereafter amended, or by a Final Order of the Court or (2) that has been allowed by a Final Order of the Court;

         B. With respect to a Claim or that portion of a Claim (other than a Claim for contribution or indemnity which constitutes an AH Claim or Property Claim) that is disputed, unliquidated as to amount or contingent on the Consummation Date, a Claim or such portion of a Claim (1) that has been timely filed with the Clerk of the Court or such other party as the Court may direct (or may have directed) pursuant to a Final Order of the Court and (2)(a) has been liquidated and fixed as to amount in accordance with the terms of the Trust Agreement or the PD Trust Agreement, as the case may be, or (b) with respect to Claims or portions of Claims other than AH Claims and Property Claims, has been allowed by a Final Order of the Court; or

         C. With respect to a Claim for contribution or indemnity which constitutes an AH Claim or Property Claim and that is disputed, unliquidated as to amount or contingent on the Consummation Date, a Claim which has been allowed and the amount of which has been determined (1) if a Contribution Claim or an Indemnity Claim, in accordance with the Co- Defendants Procedures, (2) if a Property Claim, in accordance with the terms of the PD Trust Agreement and
(3) otherwise, by a Final Order of the Court or by a binding settlement agreement.

         Amended and Restated PD Supplemental Agreement means the agreement dated as of November 15, 1990, among the Company, the Trust and the PD Trust, as the same may be amended from time to time in accordance with Section 6.02 thereof.

         Annual Bond Contingent Amount with respect to any Fiscal Year commencing with Fiscal Year 2000 means (a) the aggregate dollar amount of Trust Claims which became Liquidated during such Fiscal Year (whether or not actually paid during such Fiscal Year) and all Trust Expenses other than Insurance Indemnification Expenses paid

                                                                        GLOSSARY



by the Trust during such Fiscal Year plus (b) the Bond Carryforward, if any, from the Prior Fiscal Year.

         Annual Contingent Amount means, for each Fiscal Year commencing with Fiscal Year 1991 (i) the aggregate amount of Trust Claims which became Liquidated during such Fiscal Year (whether or not actually paid during such Fiscal Year) and all Trust Expenses, other than Insurance Indemnification Expenses, paid by the Trust during such Fiscal Year plus (ii) the Carryforward, if any, from the prior Fiscal Year minus (iii) (x) the amount, if any, required to be paid in such Fiscal Year under the Second Bond and (y) with respect to Fiscal Year 1991 through Fiscal Year 2014 the Aggregate Value of the Trust Estate as of the end of such Fiscal Year, divided by the number of Fiscal Years, if any, remaining from the beginning of such Fiscal Year until the end of Fiscal Year 2014 (e.g., 24 with respect to Fiscal Year 1991; one with respect to the Fiscal Year 2014).

         Annual PD Bond Contingent Amount with respect to any Fiscal Year commencing with the later of 2000 or the Fiscal Year immediately prior to the First PD Fiscal Year means (a) the aggregate dollar amount of Property Claims which became Liquidated during such Fiscal Year (whether or not actually paid during such Fiscal Year) and all PD Trust Expenses paid by the PD Trust during such Fiscal Year plus (b) the PD Bond Carryforward, if any, from the prior Fiscal Year.

         Annual PD Contingent Amount means, for each Fiscal Year commencing with Fiscal Year 1991, (i) the aggregate amount of Property Claims which became Liquidated during such Fiscal Year (whether or not actually paid during such Fiscal Year) and all PD Trust Expenses paid by the PD Trust during such Fiscal Year (less the amount of any payments to the PD Trust pursuant to Section 2.07 of the PD Supplemental Agreement) plus (ii) the PD Carryforward, if any, from the prior Fiscal Year minus (iii) (x) the amount, if any, required to be paid to the PD Trust in such Fiscal Year under the Second Bond and (y) with respect to Fiscal Year 1991 through Fiscal Year 2014, the Aggregate Value of the PD Trust Estate as of the end of such Fiscal Year, divided by the number of Fiscal Years, if any, remaining from the beginning of such Fiscal Year until the end of Fiscal Year 2014 (e.g., 24 with respect to Fiscal Year 1991; one with respect to the Fiscal Year 2014).

         Asbestos Committee means the "Official Committee of Asbestos-Health Related Litigants and/or Creditors" appointed in the Cases by the Acting United States Trustee for the Southern District of New York pursuant to an Order of the Court dated October 8, 1982, as amended.

                                                                        GLOSSARY




         Basic PD Trust Fund has the meaning assigned to it in Section 4.01 of the PD Trust Agreement.

         Basic Trust Fund has the meaning assigned to it in Section 4.01 of the Trust Agreement.

         Beneficiary means any Person holding a Trust Claim.

         Bond Carryforward from any Fiscal Year commencing with Fiscal Year 2000 means the excess, if any, of the Annual Bond Contingent Amount for such Fiscal Year (including the component thereof representing the Bond Carryforward from the prior Fiscal Year) over the aggregate amount actually paid by the Company in such Fiscal Year pursuant to Subsection 2.03(a) of the Supplemental Agreement as in effect prior to ___________, 199__, and the Second Bond, as the case may be.

         Bonds Repurchase Agreement means the Bonds Repurchase Agreement dated September 22, 1994 between the Company and the Trust, as amended from time to time in accordance with the terms thereof.

         Business Day means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         Bylaws means the Bylaws of the Trust, substantially in the form of Annex A to the Trust Agreement, as they may be amended from time to time.

         Canadian Companies means Johns-Manville Canada, Inc. and
Johns-Manville Amiante Canada, Inc.

         Carryforward from any Fiscal Year commencing with Fiscal Year 1991 means the excess, if any, of the Annual Contingent Amount for such Fiscal Year (including the component thereof representing the Carryforward from the prior Fiscal Year) over the amount actually paid by the Company with respect to such Fiscal Year pursuant to Subsection 2.03(a) of the Supplemental Agreement as in effect prior to ____________, 199__.

         Cases means the reorganization cases under Chapter 11 of the Code of the Debtors, collectively, jointly administered pursuant to order of the Court dated August 26, 1982 and presently captioned "In re Johns-Manville Corporation, et al., Debtors" (Case Nos. 82 B 11656 through 82 B 11658, inclusive, 82 B 11660 through 82 B 11662, inclusive, and 82 B 11665 through 11676, inclusive).

                                                                        GLOSSARY



         Cash Settlement Proceeds means any and all amounts payable by the Settling Insurance Company under any Settlement Agreement, other than amounts payable pursuant to coverage in place provisions contained in such Settlement Agreement, i.e. on the claims as made or expenses as incurred basis, and includes cash, cash proceeds pursuant to a letter of credit or other security device or other cash equivalent.

         Charter means the Company's Restated Certificate of Incorporation as the same may be amended from time to time in accordance with the provisions thereof and the General Corporation Law of the State of Delaware.

         Claim means a claim against one or more of the Debtors within the meaning of Section 101(4) of the Code that arose prior to the Confirmation Date, excluding current commercial payables incurred in the ordinary course of business existing on the Confirmation Date.

         Claims Resolution Facility means the Claims Resolution Facility set forth in Annex B to the Trust Agreement.

         Class Action Lawsuit means an action to be commenced in United States District Court, on behalf of all present and future beneficiaries of the Trust, against each of the Trustees of the Trust, in their capacity as Trustees, seeking an equitable distribution of the assets of the Trust among all the beneficiaries of the Trust and seeking entry of an order determining that the present and anticipated liabilities of the Trust to its beneficiaries exceed the present and expected future assets of the Trust, and declaring the beneficiaries' rights and priorities with respect to those assets, and in which certification as a class action on behalf of all beneficiaries of the Trust (who shall be deemed members of the class with no right to opt out of the class) will be sought pursuant to Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure and in respect of which, the Limited Fund Proceeding, the Trust is seeking a determination, inter alia, as to whether the Trust constitutes a limited fund for purposes of Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure.

         Class 6 Indenture means the indenture dated as of the Consummation Date between Manville and the trustee thereunder, substantially in the form of Exhibit E to the Plan (subject to reasonable modifications requested by the trustee thereunder that do not adversely affect any other party thereto, the holders of the Class 6 Notes, the Trust or the PD Trust), as it may be modified or amended from time to time.

                                                                        GLOSSARY



         Class 6 Interest Debentures means the debentures evidencing indebtedness of the Debtors to the holders of Class 6 Claims issued from time to time on or after the Consummation Date in accordance with the Provisions of Subparagraph 3.6.B of the Plan, which are more fully described in the Class 6 Interest Indenture.

         Class 6 Interest Indenture means the indenture dated as of the Consummation Date between Manville and the trustee thereunder, substantially in the form of Exhibit G to the Plan (subject to reasonable modifications requested by the trustee thereunder that do not adversely affect any other party thereto, the holders of the Class 6 Interest Debentures, the Trust or the PD Trust), as it may be modified or amended from time to time.

         Class 6 Notes means the notes evidencing indebtedness of the Debtors to the holders of Class 6 Claims issued from time to time on or after the Consummation Date in accordance with the provisions of Paragraph 3.6.B of the Plan, which are more fully described in the Class 6 Indenture.

         Code means the Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as in effect on the Filing Date, as it has been or may be amended from time to time to the extent such amendments are applicable to the Cases.

         Co-Defendant means the holder of an Indemnify Claim or a Contribution Claim.

         Co-Defendants' Committee means the "Official Committee of Asbestos Litigation Co-Defendants" appointed in the Cases by the Acting United States Trustee for the Southern District of New York pursuant to an order of the Court dated March 19, 1984, as amended.

         Co-Defendants' Procedures means the procedures set forth in Annex F to the Trust Agreement, as the same may be amended from time to time.

         Commission means the Securities and Exchange Commission.

         Company means Manville Corporation, a Delaware corporation.

                                                                        GLOSSARY



         Comparable Industries Index for any Fiscal Year means the sum, determined as of April 15 of the following Fiscal Year, of (a) the average Return on Equity for the most recently completed fiscal year for which audited financial statements are publicly available of the five largest companies (based on net sales) included in Standard & Poor's Index of Building Materials Companies multiplied by a fraction, the numerator of which is the net sales of the Company and its Subsidiaries or such Fiscal Year attributable to its building materials businesses and the denominator of which is the aggregate net sales of the Company and its Subsidiaries for such Fiscal Year attributable to its building materials businesses and its forest products businesses and (b) the average Return on Equity for the most recently completed fiscal year for which audited financial statements are publicly available of the five largest companies (based on net sales) included in Standard & Poor's Index of Forest Products Companies multiplied by a fraction the numerator of which is the net sales of the Company for such Fiscal Year attributable to its forest products businesses and the denominator of which is the aggregate net sales of the Company and its Subsidiaries for such Fiscal Year attributable to its forest products businesses and its building materials businesses.

         Confirmation Date means the date on which the Confirmation Order becomes a Final Order, unless, under mandatory provisions of law and as determined by a Final Order of the Court, the Confirmation Date is required to be the date of issuance of the Confirmation Order, in which case Confirmation Date means such date of issuance.

         Confirmation Order means the order or orders of the Court confirming the Plan.

         Consolidated Net Earnings for any Fiscal Year means the Company's consolidated net earnings (on an after tax basis) for such Fiscal Year as shown on the audited consolidated statement of operations of the Company included in the Form 10-K with respect to such Fiscal Year filed by the Company with the Commission (or, if the Company is not required to file a Form 10-K with respect to such Fiscal Year with the Commission, then as shown on the consolidated statement of operations of the Company for such Fiscal Year prepared in accordance with generally accepted accounting principles and examined in accordance with generally accepted auditing standards by the Company's independent auditors, which auditors shall be approved by the Trust and the PD Trust (whose approval shall not be unreasonably withheld), so long as each of them is in existence).

                                                                        GLOSSARY



         Consolidated Net Worth of the Company, as of any date, means the total stockholders' equity of the Company as of such date determined on a consolidated basis in accordance with generally accepted accounting principles, less any items of the following types that are included in the assets of the Company and its consolidated Subsidiaries: (a) goodwill, (b) unamortized organization or reorganization expense, (c) unamortized debt discount and expense, (d) patents, trademarks, trade names, copyrights, franchises and similar rights, and (e) increases in the book value of any assets of the Company and its consolidated Subsidiaries above the book value thereof as of the Consummation Date as a result of any revaluation of such assets (other than any such increases resulting from regular periodic revaluations required under generally accepted accounting principles).

         Consummation Date means November 28, 1988.

         Consummation Date Value means:

                 (a) with respect to the Cash Settlement Proceeds payable under the Travelers Agreement, the stated amount thereof exclusive of any interest or other income payable thereon;

                 (b) with respect to any other Cash Settlement Proceeds payable, and Non-Cash Settlement Proceeds received other than pursuant to a Settlement Agreement, on or before the date six months after the Consummation Date, the stated amount thereof inclusive of any interest or other income payable thereon under the terms of the applicable Settlement Agreement up to the Consummation Date;

                 (c) with respect to any Cash Settlement Proceeds payable, and Non-Cash Settlement Proceeds received other than pursuant to a Settlement Agreement, more than six months following the Consummation Date, the present value calculated by discounting the stated amount thereof from the scheduled payment date (or date of receipt in the case of such Non-Cash Settlement Proceeds) to the date six months after the Consummation Date using an interest rate of 8.2% per annum; and

                 (d) with respect to any amount payable pursuant to coverage in place provisions contained in a Settlement Agreement, the present value calculated by discounting the stated amount thereof from the date 18 months after the Consummation Date to the Consummation Date using an interest rate of 8.2% per annum;

                                                                        GLOSSARY



provided, however, that no Consummation Date Value shall be assigned to any Cash Settlement Proceeds or amount payable pursuant to coverage in place provisions which is payable by a Settling Insurance Company whose rating by Best's Insurance Reports shall be lower than "A" for any reason, unless such payment is secured by an irrevocable letter of credit or comparable security arrangement acceptable to the trust and the PD Trust, provided further that, notwithstanding the foregoing, the Consummation Date Value ascribed to the Midland Coverage at any date shall be equal to the amount, if any, of Insurance Proceeds and/or PD Insurance Proceeds paid under the Midland Coverage on or before such date discounted in the same manner as provided in (c) if paid more than six months following the Consummation Date, unless the Company, the Asbestos Committee, certain representatives of the PD Beneficiaries and the Legal Representative agree on another Consummation Date Value to be ascribed thereto solely for the purpose of meeting the condition set forth in Paragraph 9.2.D of the Plan and provided further that if the condition set forth in Paragraph 9.2.D of the Plan will not otherwise be met, the Company may elect to pay an amount in cash equal to the shortfall to the Trust on the Consummation Date, the amount of which payment will be deemed to be Consummation Date Value for the purpose of meeting such condition.

         Contribution Claim means an AH Claim or Other Asbestos Obligation for contribution, as that term is defined by the non-bankruptcy law of the relevant jurisdiction, that is (i) held by (A) any Person (other than a past or present officer, director or employee of any of the Debtors) who has been, is or may be a defendant in an action seeking damages for asbestos-related personal injury, or (B) any assignee or transferee of such Person and (ii) is asserted against any of the Debtors or the Trust for reimbursement of a portion of any damages such Person has paid or may pay to the plaintiff in such action.

         Court means the United States Bankruptcy Court for the Southern District of New York (or such other court as may be administering the Cases) and, with respect to any particular proceeding within a Case, any other court which may be exercising jurisdiction over such proceeding.

         Debt means (a) all indebtedness for the repayment of money borrowed, whether or not represented by bonds, debentures, notes or other securities, (b) all other indebtedness represented by bonds, debentures, notes or other securities (including the Schuller Notes transferred to the Trust in payment of certain bond obligations (whether or not still held by the Trust) and the Second Bond), (c) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (d) all Guarantees, endorsements,

                                                                        GLOSSARY



assumptions and other contingent obligations in respect of, or to purchase or otherwise to acquire, indebtedness of another Person (other than Guarantees of the Company's or any of its Subsidiaries' indebtedness to a third party), (e) all indebtedness secured by an encumbrance existing on property owned by the Person whose indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed by such Person and (f) all obligations under capital leases required to be recorded on the Company's consolidated financial statements in accordance with generally accepted accounting principles.

         Debtors means the following corporations, each of which filed a petition for reorganization under Chapter 11 of the Code with the Court on the Filing Date and includes such corporations as reorganized after Consummation as well as prior thereto:

                 Johns-Manville Corporation
                 Manville Corporation
                 Manville International Corporation
                 Manville Export Corporation
                 Johns-Manville International Corporation
                 Manville Sales Corporation (f/k/a Johns-Manville Sales
                   Corporation, successor by merger to Manville Building Materials Corporation, Manville Products Corporation and Manville Service Corporation)
                 Manville International Canada, Inc.
                 Manville Canada, Inc.
                 Manville Investment Corporation
                 Manville Properties Corporation
                 Allan-Deane Corporation
                 Ken-Caryl Ranch Corporation
                 Johns-Manville Idaho, Inc.
                 Manville Canada Service, Inc.
                 Sunbelt Contractors Inc.

         Default, as used with respect to the Second Bond, means the occurrence and continuance of an Event of Default or an event that, after notice or lapse of time or both, would become an Event of Default.

         Deferred Amount, during 2014, shall mean the excess, if any, of $75,000,000 over the aggregate amount paid to the Trust and the PD Trust during 2013 pursuant to Section 2.1 of the Second Bond.

         Designated Debt means the Second Bond.

                                                                        GLOSSARY



         Disputed Class 6 Claim means a Class 6 Claim or any portion thereof which, as of the Consummation Date or any date subsequent thereto, is not Allowed.

         Distribution Record Date means the tenth Business Day preceding the Consummation Date.

         Encumbrance means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         Equity Committee means the "Official Committee of Equity Security Holders" appointed in the Cases by the Acting United States Trustee for the Southern District of New York pursuant to an order of the Court dated February 14, 1983, as amended, which was disbanded pursuant to an order of the Court dated July 31, 1986.

         Equity Subsidiary means any Subsidiary of Manville or any other entity for which Manville is entitled to account under principles of equity accounting and with respect to which Manville has previously delivered to the Trust and the PD Trust a certificate of Manville's chief financial officer stating that Manville is entitled to use such accounting treatment.

         Event of Default, as used with respect to the Second Bond, has the meaning assigned to it in Section 3.1 of the Second Bond.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Filing Date means August 26, 1982, the date on which each of the Debtors filed a petition under Chapter 11 of the Code.

         Final Order means (a) a judgment, order or other decree issued and entered by the Court or by any state or other federal court or other tribunal located in one of the states, territories or possessions of the United States or the District of Columbia, which judgment, order or decree (x) has not been reversed or stayed and as to which the time to appeal has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or
(y) with respect to which any appeal has been finally decided and no further appeal or petition for certiorari can be taken or granted; or (b) stipulation or other agreement entered into which has the effect of any such judgment, order or other decree.

         First Amended and Restated Supplemental Agreement means the Manville Personal Injury Settlement Trust Amended and Restated

                                                                        GLOSSARY



Supplemental Agreement dated as of November 15, 1990 between the Trust and the Company.

         First Amendment to the Trust Agreement means the amendment to the Trust Agreement dated as of February 14, 1989, between the Company, as successor to the Trustors, and the Trustees.

         Fiscal Year means the fiscal year of the Trust or the PD Trust or the Company, as the case may be, which shall in each case be the calendar year.

         Government Proceeds for any Fiscal Year means the net proceeds, if any, received in such Fiscal Year by the Company or any of its Subsidiaries (or that the Company or any such Subsidiary would have received but for any assignment or other transfer of the proceeds thereof to another Person or any set-off by the United States in respect of claims by the United States against the Company or any such Subsidiary) with respect to claims made by the Company or any of its Subsidiaries against the United States relating to claims against, or debts, obligations or liabilities of, any of the Debtors (a) for death, personal injuries or personal damages caused or allegedly caused, directly or indirectly, by exposure to asbestos (alone or as contained in asbestos-containing products) and arising or allegedly arising, directly or indirectly, from acts or omissions prior to the Confirmation Date of one or more of the Debtors or (b) for other damages arising or allegedly arising from the presence in buildings or other structures of asbestos (alone or as contained in asbestos-containing products), which was sold, supplied or produced, or allegedly sold, supplied or produced, by one or more of the Debtors prior to the Confirmation Date, or for which one or more of the Debtors is otherwise liable or allegedly liable due to the acts or omissions of one or more of the Debtors prior to the Confirmation Date.

         Governmental Unit means any government or political subdivision or any agency or instrumentality thereof.

         Guarantee means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take or pay otherwise), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The word Guarantee when used as a verb shall have a correlative meaning.

                                                                        GLOSSARY



         Indemnification Liabilities means (a) all liabilities of the "JM Responsible Entity" to the "Settling Insurer" as defined in and pursuant to the Travelers Agreement and (b) the obligation to indemnify any person who is or was a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Trust, any of the Debtors, any of the Debtors' Subsidiaries or any of the Canadian Companies) by reason of the fact that he is or was a director, officer, employee or agent of any of the Debtors, any of the Debtors' Subsidiaries or any of the Canadian Companies against all expenses (including attorneys' fees and expenses), judgment, fines and amounts paid with the Trust's consent to the fullest extent and in the manner that a corporation organized under Delaware law is from time to time permitted to indemnify its directors, officers, employees and agents if the Claim against such person in such action, suit or proceeding would, if such Claim had been made and timely filed against the Debtors or the Canadian Companies, have constituted an AH Claim or an Other Asbestos Obligation under clause (a) of the definition of either of such terms.

         Indemnity Claim means an AH Claim or Other Asbestos Obligation, whether based in contract or tort, that is (i) held by (A) any Person (other than a past or present officer, director or employee of any of the Debtors) who has been, is or may be a defendant in an action seeking damages for asbestos-related personal injury, or (B) any assignee or transferee of such Person and (ii) is asserted against any of the Debtors or the Trust for indemnification of all damages and costs such Person has or may suffer as a result of such action. Indemnity Claim shall not include any Claim for Transferee Indemnification Liability.

         Independent means, when used with respect to any specified Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, the PD Trust, the Company or any Affiliate of the Company, and (c) is not connected with the Company, any Affiliate of the Company, the Trust or the PD Trust as an officer, employee, promoter, underwriter or person performing similar functions.

         Industry-Wide Claims Handling Facility means an industry-wide arrangement among subscribing insurers and subscribing past or current producers and manufacturers of asbestos or asbestos-containing products established for the purposes of resolving and discontinuing disputes concerning insurance coverage for asbestos-related personal injury claims and establishing a method for the

                                                                        GLOSSARY



liquidation and resolution of asbestos-related personal injury claims and the insurance arrangements pertaining thereto. By way of example an arrangement implementing the "Agreement Concerning Asbestos-Related Claims" dated May, 1985 known as the "Wellington Agreement" would constitute an Industry-Wide Claims Handling Facility.

         Insurance Carryforward from any Fiscal Year means the difference between the Insurance Indemnification Amount for such Fiscal Year (including the component thereof representing the Insurance Carryforward from the prior Fiscal Year) and the amount actually paid by the Company with respect to such Fiscal Year pursuant to Subsection 2.03(b) of the Supplemental Agreement.

         Insurance Coverage means the insurance coverage, not reduced to Cash Settlement Proceeds, available in respect of Trust Claims and/or Trust Expenses
(i) pursuant to any Settlement Agreement or (ii) under any Policy.

         Insurance Indemnification Amount means for any Fiscal Year, (i) the aggregate amount of all Insurance Indemnification Expenses paid by the Trust during such Fiscal Year plus (ii) the Insurance Carryforward from the prior Fiscal Year.

         Insurance Indemnification Expenses means those amounts paid by the Trust in respect of liabilities of the "JM Responsible Entity" to the "Settling Insurer" as defined in and pursuant to the Travelers Agreement.

         Insurance Proceeds means (i) all Cash Settlement Proceeds paid or payable to the Trust pursuant to Settlement Agreements and (ii) all Non-Cash Settlement Proceeds of Insurance Coverage. Insurance Proceeds shall be deemed received by the Trust when actually received by the Trust or when paid to another Person in respect of a Liquidated Trust Claim or Trust Expense.

         Interest means the rights of the owners and holders of issued and outstanding shares of Old Preferred Stock or Old Common Stock.

         Internal Revenue Code means the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated from time to time thereunder.

         Legal Representative means the "Legal Representative for Future Asbestos Health Claimants" or his successor appointed pursuant to an order of the Court dated August 14, 1984.

                                                                        GLOSSARY



         Limited Fund Proceeding means the proceeding commenced by the Trust captioned In re Joint Eastern and Southern District Asbestos Litigation, Index No. 4000 (E.D.N.Y. and S.D.N.Y.), and In re Johns-Manville Corporation, et al., Case Nos. 82B-11656 through 82B-11676 (BRL) (Bankr. S.D.N.Y.), seeking a determination, inter alia, as to whether the Trust constitutes a limited fund for purposes of Rule 23(b)(1)(B)of the Federal Rules of Civil Procedure.

         Liquidated AH Claims means those AH Claims which, prior to the Filing Date, were settled as to validity and amount (a) by one or more of the Trustors in writing (by stipulation, settlement agreement or otherwise) or (b) by the order of any court having jurisdiction with respect thereto to the extent such order was a Final Order on the Filing Date or became a Final Order at any time following the Filing Date, whether or not prior to the Consummation Date (to the extent any such order is subsequently reversed by any appellate court or is vacated by the court issuing it, the related AH Claim shall not be a Liquidated AH Claim).

         Liquidation occurs (i) with respect to any Property Claim or Trust Claim which, as of the Consummation Date, the validity and amount thereof have been acknowledged by one or more of the Trustors in writing (by stipulation or settlement agreement approved by Final Order of the Court or by inclusion thereof on schedules filed with the Court pursuant to Bankruptcy Rule 1007(b)), on the date of such acknowledgment, (ii) with respect to any other Property Claim or Trust Claim (other than as set forth in (iii) or (iv)), on the date on which the validity and amount thereof is finally determined pursuant to the PD Claims Resolution Facility or the Claims Resolution Facility, respectively,
(iii) with respect to a Claim for contribution which constitutes an AH Claim (other than as set forth in (i) or (iv)), on the date on which the amount of such Claim has been determined by a Final Order of the Court, (iv) with respect to a Contribution Claim or an Indemnity Claim, on the date on which the liability of the Co-Defendant to the plaintiff on the underlying asbestos-related personal injury claim from which such Claim arises is finally determined and (v) with respect to a Claim for contribution which constitutes a Property Claim (other than as set forth in (i)), on the date on which the amount of such Claim has been determined pursuant to the PD Trust Agreement. For purposes of this definition, a Co-Defendant's liability to a plaintiff in an underlying asbestos-related personal injury action is finally determined on the date payment is made by the Co-Defendant pursuant to (a) an order of judgment of a court of competent jurisdiction fixing the amount of damages to be paid by such Co-Defendant to such plaintiff or (b) an acknowledgment in writing (whether by stipulation,

                                                                        GLOSSARY



settlement agreement or otherwise) by such Co-Defendant and such plaintiff of the amount of damages to be paid by such Co-Defendant to such plaintiff in settlement of such action. The words Liquidate and Liquidated shall have correlative meanings, except when used in the term Liquidated AH Claims.

         Manville Common Stock means the Common Stock, $.01 par value per share, of the Company issued under the Charter and outstanding from time to time on or after the Consummation Date.

         Market Value of any security on any date means the average of the daily closing prices for the 20 consecutive Business Days ending on the Business Day before the date in question. The closing price for each day shall be the last reported sales price on the composite tape or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not then listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on the National Association of Securities Dealers Automated Quotation System or, if such security is not then so quoted, the market value of such security as determined by a nationally recognized investment banking firm selected by the Trust or the PD Trust, as the case may be, and reasonably acceptable to the Company.

         Midland Coverage means the Insurance Coverage and/or PD Insurance Coverage to be provided by Midland Insurance Company under the terms of the Settlement Agreement dated January 29, 1985 with Insurance Company of North America, Midland Insurance Company, and Allstate Insurance Company.

         Modification has the meaning assigned to it in Section 6.03 of the PD Trust Agreement.

         Non-Cash Settlement Proceeds means any amounts payable under any Settlement Agreement pursuant to coverage in place provisions contained in such Settlement Agreement with respect to Trust Claims, Trust Expenses, Property Claims or PD Trust Expenses, i.e. on a claims as made or expenses incurred basis, and any other proceeds of Insurance Coverage or PD Insurance Coverage, as the case may be, payable other than pursuant to a Settlement Agreement (e.g., pursuant to the Policy itself or pursuant to a court order or decree in respect of the Policy).

                                                                        GLOSSARY



         Official Committees means the Asbestos Committee, the Unsecured Creditors' Committee and the Co-Defendants Committee, collectively.

         Other Agreements means the Supplemental Agreement, the Bonds Repurchase Agreement and the Trust Agreement.

         Other Asbestos Obligations means (a) all debts, obligations or liabilities (under any theory of law, equity or admiralty), other than AH Claims, for death, personal injuries or personal damages (whether physical, emotional or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos (alone or as contained in asbestos-containing products) and arising or allegedly arising, directly or indirectly, from acts or omissions prior to the Confirmation Date of one or more of the Debtors including, without limitation, all obligations or liabilities for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequen- tial, general and special damages) and punitive damages and (b) all warranty, guarantee, indemnification or contribution liabilities or obligations, if any, of any of the Debtors to any other Person to the extent that such warranties, guarantees, indemnifications or contribution responsibilities cover claims against such other Person that would, if such claims had been made directly against any of the Debtors, constitute Other Asbestos Obligations under Clause (a) above.

         Outstanding Amount of any Debt at any time means the principal amount outstanding of such Debt at such time, unless such Debt was issued at a discount, in which case the Outstanding Amount of such Debt means the original issue price of such Debt plus the accretion to such time of the original issue discount and less all payments of principal on the Debt to such time, or unless such Debt is represented by any debt instrument issued at a discount under the Plan, the Supplemental Agreement or the PD Supplemental Agreement in which case the Outstanding Amount of such Debt means the carrying amount of the Debt at issuance (the difference between the principal amount and the original issue discount reflected on the audited financial statements of the Company) plus the accretion to such time of the original issue discount and less all payments of principal on the Debt to such time.

         Payment Date means August 31 and November 30 in each year.

         PD Beneficiary means any Person holding a Property Claim.

         PD Bond Carryforward from any Fiscal Year commencing with 2000 means the excess, if any, of the Annual PD Bond Contingent Amount for such Fiscal Year (including the component thereof representing

                                                                        GLOSSARY



the PD Bond Carryforward from the prior Fiscal Year) over the aggregate amount actually paid by the Company with respect to such Fiscal Year pursuant to Sections 2.02 and 2.07 of the PD Supplemental Agreement or Section 2 of the Second Bond.

         PD Bylaws means the Bylaws of the PD Trust, substantially in the form of Annex A to the PD Trust Agreement, as the same may be amended from time to time.

         PD Carryforward from any Fiscal Year commencing with Fiscal Year 1991 means the excess, if any, of the Annual PD Contingent Amount for such Fiscal Year (including the component thereof representing the PD Carryforward from the prior Fiscal Year) over the amount actually paid by the Company with respect to such Fiscal Year pursuant to Section 2.02 of the PD Supplemental Agreement.

         PD Claims Resolution Facility means the PD Claims Resolution Facility set forth in Annex B to the PD Trust Agreement; it being understood that the PD Trustees, by a majority vote after consultation with the Company, representative counsel for the PD Beneficiaries selected by the PD Trustees and any other interested parties whom the PD Trustees desire to consult, may amend, delete or add to any of the procedural provisions with respect to the operation of the PD Claims Resolution Facility except for Modifications, provided that no such amendment, deletion or addition may affect any of the substantive provisions set forth in such Annex B, including, without limitation, the provisions relating to the standards and methods of asbestos hazard abatement and the percentage of abatement costs to be borne by the PD Trust, and PD Claims Resolution Facility shall thereafter mean the PD Claims Resolution Facility as so amended deleted from or added to.

         PD Deferred Amount at any time means the Deferred Amount at the Termination Date, if earlier than the maturity of the Second Bond provided that, if the Trust terminates on or prior to December 31, 2013, the PD Deferred Amount during 2014 shall mean the excess, if any, of $75,000,000 over the amount paid to the Trust and the PD Trust during 2013 pursuant to Section 2.1 of the Second Bond.

         PD Insurance Coverage means insurance coverage, not reduced to Cash Settlement Proceeds, available in respect of Property Claims and/or PD Trust Expenses (i) pursuant to any Settlement Agreement or (ii) under any Policy.

         PD Insurance Proceeds means (i) all Cash Settlement Proceeds paid or payable to the PD Trust pursuant to Settlement Agreements and (ii) all Non-Cash Settlement Proceeds of PD Insurance Coverage. PD Insurance Proceeds shall be deemed received by the PD Trust when

                                                                        GLOSSARY



actually received by the PD Trust or when paid to another Person in respect of a Liquidated Property Claim or a PD Trust Expense.

         PD Stock Proceeds Fund has the meaning assigned to it in Section 4.01 of the PD Trust Agreement.

         PD Supplemental Agreement means the agreement dated as at the Consummation Date between the Company, the PD Trust and the Trust substantially in the form of Annex C to the PD Trust Agreement, as the same may be amended from time to time in accordance with Section 6.02 thereof.

         PD Termination Date has the meaning assigned to it in Section 6.02 of the PD Trust Agreement.

         PD Transfer Amount and PD Transfer Distribution have the meanings assigned to them in Subsection 4.02(n) of the PD Supplemental Agreement.

         PD Trust means the Manville Property Damage Settlement Trust established pursuant to Article II of the PD Trust Agreement.

         PD Trust Agreement means the trust agreement between the Debtors and the PD Trustees dated as at the Consummation Date substantially in the form of Exhibit D to the Plan, as it may be amended or modified from time to time in accordance with Section 6.03 thereof.

         PD Trust Assets means the assets of the PD Trust as more fully described in Article II of the PD Trust Agreement.

         PD Trust Estate at any time means all assets of the PD Trust at such time.

         PD Trust Expenses means all expenses of the PD Trust determined on a cash basis (including, without limitation, compensation, legal, accounting and other professional fees, expenses relating to the operation of the PD Claims Resolution Facility, disbursements and related expenses, corporate overhead and reimbursement and indemnification payments) other than payments in respect of Property Claims.

         PD Trustees means the Persons approved by the Court to act as trustees under the PD Trust Agreement and their successors pursuant to Article V thereof.

                                                                        GLOSSARY



         Person, except when used in the Plan, means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Plan means the Debtors' "Second Amended and Restated Plan of Reorganization," as it may be amended or modified from time to time, which shall be deemed to amend, modify and supersede in all respects the Debtors' "Joint Plan of Reorganization" dated October 17, 1983 and filed with the Clerk of the Court on November 21, 1983 and the Debtors' "First Amended and Restated Plan of Reorganization" dated February 14, 1986 and filed with the Clerk of the Court on February 14, 1986.

         Policy means any insurance policy covering any of the Debtors or any predecessor thereto in effect at or prior to the Consummation Date under which any claim may be made in respect of any AH Claim, Other Asbestos Obligation or Property Claim, including, without limitation, any insurance policy listed in
Schedule II to the Plan and any other insurance policy which is at the Consummation Date the subject of a Settlement Agreement listed on Schedule III to the Plan if such Settlement Agreement subsequently terminates.

         Postpetition Interest Rate means with respect to an Allowed Class 6 Claim and at any time (i) the pre-default contractual interest rate applicable at the Filing Date as provided for under the instrument or agreement giving rise to such Allowed Class 6 Claim, or (ii) in the absence of any such contractual interest rate, the rate of 9% per annum.

         Postpetition Interest Ratio means with respect to an Allowed Class 6 Claim the ratio obtained by dividing (i) the amount of interest on the amount of such Allowed Class 6 Claim from the Filing Date to the Consummation Date, by
(ii) the aggregate amount of interest from the Filing Date to the Consummation Date on all Allowed Class 6 Claims (other than Allowed Class 6 Claims paid in accordance with Paragraph 3.6.A of the Plan), such amounts and aggregate amounts of interest calculated in each case using the applicable Postpetition Interest Rate; provided, that (w) if such Allowed Class 6 Claim (or any Allowed portion thereof) was contingent or unliquidated as of the Filing Date and became fixed or liquidated, as the case may be, after the Filing Date but before the Consummation Date, the amount of interest shall be calculated on such claim (or Allowed portion thereof) from the date such claim (or portion thereof) became fixed or liquidated to the Consummation Date, (x) if such Allowed Class 6 Claim (or any Allowed portion thereof) was contingent or unliquidated as of the Filing Date and

                                                                        GLOSSARY



did not become fixed or liquidated, as the case may be, before the Consummation Date, the amount of interest with respect to such Claim (or Allowed portion thereof) shall be zero (y) any Allowed Class 6 Claim (or any Allowed portion thereof) which is solely a Claim for damages shall be deemed to be unliquidated for purposes of Clauses (w) and (x) hereof, and (z) with respect to any Class 6 Claim (or any portion thereof) which is a Disputed Class 6 Claim as of the Consummation Date, the amount of interest with respect to such Claim shall be zero.

         Profits for any Fiscal Year means the Company's Adjusted Consolidated Net Earnings for such Fiscal Year (less dividends declared (unless not thereafter paid) on Financing Preferred Stock in such Fiscal Year, provided that for purposes only of the Supplemental Agreement, dividends on Financing Preferred Stock shall only be deducted to the extent that the sum of such dividends plus dividends declared (unless not thereafter paid) on Series B Preference Stock exceeds $25 million in such Fiscal Year) adjusted (without double counting) by not giving effect to (a) any profit or loss on any sales or other dispositions of assets of the Company or any of its consolidated Subsidiaries (including securities of any Subsidiary of the Company but not including any other securities) not in the ordinary course of business or writedowns for discontinuance of operations of any portion of the Company or any of its consolidated Subsidiaries, (b) any accruals or payments required in connection with the Company's obligations to the PD Trust under the PD Supplemental Agreement, or the Second Bond or to the Trust under the Supplemental Agreement, the Bonds Repurchase Agreement, the Second Bond, except to the extent that accruals under the Bonds Repurchase Agreement or payments of principal under the Second Bond are treated as interest expense when determining net earnings under generally accepted accounting principles, (c) any reserves or other contingencies with respect to asbestos related personal injury or property damage claims other than reserves or contingencies resulting from annual accruals with respect to workers' compensation performed on a basis consistent with the Company's past practice, (d) any amortization of goodwill,
(e) Government Proceeds and (f) any payments, accruals or accretions with respect to the Class 6 Interest Debentures.

         Property Claims means (a) all Claims timely filed in accordance with the order of the Court issued on October 17, 1984, as amended and clarified by the Court, against one or more of the Debtors (under any theory of law, equity or admiralty), other than AH Claims and other Claims for death, personal injuries or personal damages, for damages arising or allegedly arising from the presence in buildings or other structures of asbestos (alone or as contained in asbestos- containing products), which was sold, supplied or

                                                                        GLOSSARY



produced, or allegedly sold, supplied or produced, by one or more of the Debtors prior to the Confirmation Date, or for which one or more of the Debtors is otherwise liable or allegedly liable due to the acts or omissions of one or more of the Debtors prior to the Confirmation Date, including, without limitation, all Claims for compensatory damages (such as proximate, consequential, general and special damages) and punitive damages, (b) all Claims timely filed in accordance with the order of the Court issued on October 17, 1984, as amended and clarified by the Court, or in accordance with any subsequent applicable order of the Court, against one or more of the Debtors in respect of warranty, guarantee, indemnification or contribution liabilities or obligations of any of the Debtors to any other Person to the extent that such warranties, guarantees, indemnifications or contribution responsibilities cover claims against such other Person that would, if such claims had been made directly against any of the Debtors, constitute Property Claims under Clause
(a) above and (c) all Claims timely filed against one or more of the Canadian Companies where such Claims, if made and timely filed against one or more of the Debtors instead, would constitute Property Claims under Clause (a) or (b) above. Where the context requires, Property Claims shall also mean claims in respect of Property Claims filed with the PD Claims Resolution Facility in accordance with the provisions thereof.

         Reaffirmation Order means an order of the Court (a) reaffirming the injunctive provisions ( 29) of the Confirmation Order and (b) declaring that those injunctive provisions are not subject to revocation or modification thereafter.

         Related Party of any attorney means any other attorney who is or was a partner of such attorney, or is or was a shareholder in a professional corporation in which such attorney is or was also a shareholder.

         Return on Equity means, for any company for any year, the percentage determined by dividing (a) the consolidated net income of such company for such year, before extraordinary items and discontinued operations and after taxes and less the amount of any preferred dividends paid during such year, by (b) the average of the common stockholders' equity of such company at the end of such year and at the end of the preceding year.

         Schedules means the schedules heretofore filed by the Debtors with the Clerk of the Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended from time to time.

         Schuller Notes means the Senior Notes due 2004 of Schuller International Group, Inc. (or any successor obligor under such

                                                                        GLOSSARY



notes) transferred by the Company to the Trust pursuant to the Bonds Repurchase Agreement.

         Second Amended and Restated Supplemental Agreement means the Second Amended and Restated Supplemental Agreement dated as of _______________, 199_, between the Company and the Trust, as the same may be amended from time to time in accordance with Section 6.02 thereof.

         Second Amendment to the Trust Agreement means the amendment to the Trust Agreement dated as of November 15, 1990, between the Company, as successor to the Trustors, and the Trustees.

         Second Bond means the Manville Settlement Trusts Second Bond Due March 31, 2015, issued by the Company to the Trust and the PD Trust pursuant to Paragraph 4.1 of the Plan and substantially in the form of Annex E to the Trust Agreement, as it may be amended from time to time.

         Securities Act means the Securities Act of 1933, as amended.

         Selected Counsel for the Beneficiaries means three lawyers to be designated from time to time in a writing addressed to the Trustees with a copy to the Company by the Board of Trustees of the Asbestos Litigation Group.

         Selected Representatives for the PD Beneficiaries means five (5) individuals to be designated from time to time (in a writing addressed to the Company and to the PD Trustees) as follows: one (1) Person selected by each of the National Association of Attorneys General, National Association of School Boards, American Hospital Association, National Association of College and University Business Officers and National Institute of Municipal Law Officers, or their respective successor organizations.

         Series B Preference Stock means the Cumulative Preference Stock, Series B, par value $1.00 per share, of the Company.

         Settlement Agreement means (i) each settlement agreement listed in
Schedule III to the Plan and (ii) any other settlement agreement with respect to any Policy or relating to claims against any insurance broker.

         Settlement Order means an order of settlement that the class representatives and the Trustees in the Class Action Lawsuit will propose and request the entry of (after notice to all class members and a hearing) by the Court, which order will (i) approve the actions of the Trustees in causing the Trust to commence the

                                                                        GLOSSARY



Limited Fund Proceeding, (ii) approve the settlement of the Class Action Lawsuit on terms and conditions satisfactory to the class representatives and the Trustees, (iii) authorize and approve the execution, delivery and performance by the Trustees and the Trust of a master agreement in the form agreed to between the Company and the Trust and the agreements and actions contemplated therein and of all documents and agreements necessary to effectuate the settlement of the Class Action Lawsuit, (iv) direct the class representatives to execute on behalf of themselves and all class members and to deliver to the Trustees and the Company unconditional releases of the Company and its former, present and future affiliates and successors and cognate covenants not to sue in form and substance reasonably satisfactory to the Company, (v) enjoin all class members from commencing or maintaining any action or proceeding based on asbestos claims against the Trust, except as provided in the Settlement Order, or against the Company or its former, present or future affiliates or successors and (vi) reaffirm the injunctive provisions
(paragraph 29) of the Confirmation Order.

         Settling Insurance Company means any insurance company or insurance broker which has entered into, or subsequently enters into, a Settlement Agreement.

         Special Fund Trust means the trust established pursuant to the Asbestos Victims Special Fund Trust Agreement dated as of February 6, 1986 among Stanley J. Levy, Frederick M. Baron, Thomas W. Henderson, Gene Locks and Ronald L. Motley as trustors and as trustees, a copy of which is attached to the Plan as Exhibit I. It is understood that the Trustees will be added as additional trustees of the Special Fund Trust to serve effective as of the Consummation Date.

         Stock Proceeds Fund has the meaning assigned to it in Section 4.01 of the Trust Agreement.

         Supplemental Agreement means the Manville Personal Injury Settlement Trust Supplemental Agreement dated as of November 28, 1988 between the Company and the Trust, with respects to the period from November 28, 1988 to and November 14, 1990 (inclusive); the First Amended and Restated Supplemental Agreement, with respect to the period from November 15, 1990 to ________________*, and from and after ___________________*, the Second Amended and Restated





____________________

* Effective date of Second Amended and Restated Supplemental Agreement to be inserted.

                                                                        GLOSSARY



Supplemental Agreement, as the same may thereafter be amended, modified, or amended and restated by the parties in accordance with the terms thereof.

         Subsidiary means with respect to any Person any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         Tender Offer means an offer to acquire shares of Manville Common Stock with respect to which a Schedule 14D-1 is required to be filed with the Commission pursuant to Rule 14d-3 under the Exchange Act.

         Termination Date has the meaning assigned to it in Section 6.02 of the Trust Agreement.

         Transfer means, with respect to any share of Manville Common Stock, any sale, transfer, assignment or exchange of, or pledge or other hypothecation of or imposition of an Encumbrance on, or granting of an option to purchase with respect to, or any donation or gifting of, or any other disposition of any type whatsoever of any record or beneficial interest in such shares of Manville Common Stock. The words Transfer when used as a verb and Transferee shall have correlative meanings.

         Transferee Indemnification Liability means a Claim arising from the sale following the Filing Date of any of the Debtors' businesses that is asserted by the purchaser of any of such businesses.

         Travelers Agreement means the settlement agreement dated July 18, 1984, with Travelers Insurance Co., Home Insurance Co. and the Lloyd's Syndicates and British Companies named therein, providing for $314,415,000 in cash, plus accrued interest thereon.

         Trust means the Manville Personal Injury Settlement Trust established pursuant to Article II of the Trust Agreement.

         Trust Agreement means the Manville Personal Injury Settlement Trust Agreement between the Debtors and the Trustees dated as at the Consummation Date, as it may be amended or modified from time to time in accordance with
Section 6.03 thereof.

         Trust Assets means the assets of the Trust as more fully described in
Article II of the Trust Agreement.

                                                                        GLOSSARY



         Trust Claim means any claim asserting Trust Liabilities to a Beneficiary.

         Trust Estate at any time means all assets of the Trust at such time.

         Trust Expenses means all expenses of the Trust determined on a cash basis (including, without limitation, compensation, legal, accounting and other professional fees, expenses relating to the operation of the Claims Resolution Facility, disbursements and related expenses, corporate overhead and reimbursement and indemnification payments) other than payments in respect of Trust Claims.

         Trust Liabilities means all Other Asbestos Obligations and Allowed AH Claims.

         Trustees means the Persons approved by the Court to act as trustees under the Trust Agreement and their successors pursuant to Article V thereof.

         Trustors means the Debtors and the Canadian Companies.

         Unliquidated means, with respect to any Trust Claim or Property Claim, a Trust Claim or Property Claim as to which Liquidation has not yet occurred.

         Unsecured Creditors' Committee means the "Official Committee of Unsecured Creditors" consisting of those heretofore or hereafter appointed in the Cases by the Acting United States Trustee for the Southern District of New York.

         Warrant Agreement means the agreement, dated as of the Consummation Date, between the Company and the Warrant Agent thereunder, substantially in the form of Exhibit C to the Plan, as it may be modified or amended from time to time.

         Warrants mean the warrants to purchase shares of Manville Common Stock issued pursuant to the Warrant Agreement.

                                                                       EXHIBIT B
                                                               TO PROFIT SHARING
                                                              EXCHANGE AGREEMENT


                                    FORM OF
                              NINTH1 AMENDMENT TO
                            MANVILLE PERSONAL INJURY
                           SETTLEMENT TRUST AGREEMENT


                 NINTH AMENDMENT, dated as of __________ __, 199__ (the "Ninth Amendment") to the Trust Agreement, dated as of November 28, 1988 by and among Johns-Manville Corporation, Manville Corporation (the "Company"), Manville Sales Corporation, Manville Canada Inc., Manville Investment Corporation, Ken-Caryl Ranch Corporation and SAL Contract & Supply, Inc. as Trustors (collectively, the "Trustors") and Donald M. Blinken, Daniel Fogel, Francis H. Hare, Jr., John C. Sawhill (the "Former Trustees") and Christian E. Markey, Jr., as trustees for the Manville Personal Injury Settlement Trust (the "Trust"), as amended by the First, Second and Third Amendments to the Trust Agreement dated as of February 14, 1989, November 15, 1990, and December 6, 1991, respectively between the Company, Mr. Markey and the Former Trustees, and as further amended by the Fourth, Fifth, Sixth, Seventh and Eighth Amendments to the Trust Agreement dated as of August 6, 1992, December 9, 1992, November 5, 1993, September 22, 1994, and ________, 1995, respectively between the Company, Mr. Markey, Robert A. Falise, Louis Klein, Jr., and Frank J. Macchiarola, and, in the case of the Seventh Amendment, Charles T. Hagel, as trustees of the Trust (the Trust Agreement and all eight prior Amendments being collectively referred to herein as the "Trust Agreement").

                 WHEREAS, Section 6.03(a) of the Trust Agreement provides for the amendment of the Trust Agreement by the Company (as successor to the Trustors for such purpose) and the Trustees of the Trust after consultation with Selected Counsel for the Beneficiaries (as defined in Exhibit A to the Second Amended and Restated Plan of Reorganization of





____________________

1    This Amendment shall be appropriately numbered at the time of its adoption.

the Company and the other Debtors (as therein defined)(the "Plan of Reorganization")); and

                 WHEREAS, the Trustees of the Trust and the Company (as successor to the Trustors for this purpose pursuant to Section 6.03(a) of the Trust Agreement) wish to amend the Trust Agreement in the manner provided herein; and

                 WHEREAS, the Selected Counsel for the Beneficiaries have been consulted and have given their concurrence with respect to the amendment to the Trust Agreement effectuated hereby; and

                 WHEREAS, the Profit Sharing Exchange Agreement, dated ___________, 1995, between the Company and the Trust (the "Exchange Agreement") contemplates the execution of this Ninth Amendment, and in accordance with such Profit Sharing Exchange Agreement, the execution and performance by the Trustees of this Ninth Amendment and the transactions contemplated hereby have been approved by order of the United States Bankruptcy Court for the Southern District of New York pursuant to the jurisdiction retained by such Court under the Plan of Reorganization; and

                 WHEREAS, the execution, delivery and effectiveness of this Ninth Amendment is a condition precedent to the Company's obligation to declare a dividend or other payment from Proceeds (as defined in the Exchange Agreement) pursuant to the terms of Section 3.03 of the Exchange Agreement, notice of the intended declaration of which on the date hereof has been provided to the Trust (the "Dividend").

                 NOW THEREFORE, the parties hereto agree to amend the Trust Agreement as follows:

                 1. Section 6.02(b) of the Trust Agreement is hereby amended to read in its entirety as follows:

                          "(b) On the Termination Date, all Trust Claims shall
                 be extinguished, the Trust shall be dissolved, the Company shall assume all of the Trust's liabilities other than Trust Claims and the injunction provided for in Paragraph 9.2.A.3 of the Plan shall be modified in accordance with the order issuing such injunction, and all of the Trust's assets shall, except as provided in Subsections
                 (c) and (d) below, be transferred and assigned to (i) the PD Trust, if the PD Trust is then in existence, or (ii) the Company or any designees of the Company, if the PD Trust is not then in existence, and the Trustees and the Company agree to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents as may be necessary or advisable to implement the foregoing."

                 2. Except as specifically amended pursuant to Paragraph 1 above, the Trust Agreement shall remain in full force and effect and is ratified and confirmed in all respects.

                 3. This Ninth Amendment shall be governed by and construed in accordance with the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                 4. This Ninth Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Trust Agreement.

                 5. The terms of this Ninth Amendment shall be effective as of the date first above written; provided, however, that if the Dividend is not declared by the Company on the date first above written, then on the day immediately following such date this Ninth Amendment shall terminate and be of no further force and effect and Section 6.02(b) shall re-enter into effect as it read immediately prior to the effectiveness of this Ninth Amendment.

                 IN WITNESS WHEREOF, the Company as successor to the Trustors, has caused this Ninth Amendment to be executed by its duly authorized officer and attested by another duly authorized officer, and the Trustees of the Trust have executed this Ninth Amendment, all as of the day and year first above written.

                                        MANVILLE CORPORATION


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:
Attest:

-----------------------------------

                                        TRUSTEES


                                                                      as Trustee
                                        -----------------------------
                                        Robert A. Falise


                                                                      as Trustee
                                        -----------------------------
                                        Louis Klein, Jr.


                                                                      as Trustee
                                        -----------------------------
                                        Frank J. Macchiarola


                                                                      as Trustee
                                        -----------------------------
                                        Christian E. Markey, Jr.

                                                                       EXHIBIT C
                                                               TO PROFIT SHARING
                                                              EXCHANGE AGREEMENT


                               CALCULATION OF
                            FULLY DILUTED SHARES


                                                 Number of Shares
                                                 ----------------



Issued and outstanding shares
of Common Stock as of October 25, 1995 . . . . .   122,745,154

Shares of Common Stock issuable
upon the exercise of stock options
under the Company's Stock Incentive
Plan as of October 25, 1995  . . . . . . . . . . .     633,700

Shares of Common Stock issuable
upon the exercise of Warrants
under the Warrant Agreement
dated as of November 28, 1988
as of October 25, 1995 . . . . . . . . . . . . . .   6,977,472

Shares of Common Stock issuable
upon the exercise of all options,
warrants, calls, rights, agree-
ments, convertible or exchangeable
securities or other commitments
outstanding or in effect as of
October 25, 1995 (without
duplication of shares
accounted for above): . . . . . . . . . . . .             0

                 Warrants . . . . . . . . . .             0

                 Options  . . . . . . . . . .             0



Total   . . . . . . . . . . . . . . . . . . .      130,356,326




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